                                                                     Exhibit 4.2


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                    SECOND SUPPLEMENTAL INDENTURE OF TRUST


                                    between


                         EDUCATION LOANS INCORPORATED


                                      and

                        U.S. BANK NATIONAL ASSOCIATION

                                  as Trustee

                         ____________________________

                         Dated as of December 1, 2000
                         ____________________________



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

                               TABLE OF CONTENTS
                               -----------------

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
PARTIES       ..............................................................................   1
RECITALS      ..............................................................................   1

Section 1.    Definitions...................................................................   1
Section 2.    Authorization and Terms of Series 2000-1 Notes................................  12
Section 3.    Interest Payable on Series 2000-1 Notes.......................................  14
Section 4.    Determining the Series 2000-1 Note Auction Rate...............................  17
Section 5.    Determination of Payment Defaults and Payment of
              Auction Agent and Broker-Dealer Fees..........................................  26
Section 6.    Calculation of Maximum Auction Rate, All Hold
              Rate, Net Loan Rate, One-Month LIBOR, Three-Month
              LIBOR and Non-Payment Rate....................................................  27
Section 7.    Notification of Rates, Amounts and Payment Dates..............................  27
Section 8.    Auction Agent.................................................................  28
Section 9.    Broker-Dealers................................................................  29
Section 10.   Changes in Auction Period or Periods..........................................  30
Section 11.   Changes in the Auction Date...................................................  31
Section 12.   Additional Provisions Regarding the Series 2000-1
              Note Interest Rate............................................................  31
Section 13.   Qualifications of Market Agent................................................  32
Section 14.   Purposes of Issuance of Series 2000-1 Notes...................................  32
Section 15.   Deposit of Series 2000-1 Note Proceeds........................................  32
Section 16.   Redemption of Series 2000-1 Notes.............................................  33
Section 17.   Book-Entry Series 2000-1 Notes ...............................................  35
Section 18.   Series 2000-1 Accounts and Subaccounts........................................  38
Section 19.   Series 2000-1 Capitalized Interest Account....................................  39
Section 20.   Purchase or Origination of Eligible Loans From Series 2000-1
              Acquisition Account and Series 2000-1 Surplus Subaccount......................  39
Section 21.   Limitation on Costs of Issuance, Administrative Expenses and Note Fees........  42
Section 22.   Proceeds of Sales of Certain Student Loans To Be Deposited in the
              Acquisition Fund..............................................................  42
Section 23.   Certain Findings, Determinations and Designations.............................  42
Section 24.   Amendment of Section 1 of the First Supplemental Indenture....................  43
Section 25.   Amendment of Granting Clauses of the Indenture................................  43
Section 26.   Amendment of Section 1.1 of the Indenture.....................................  45
Section 27.   Amendment of Section 4.10 of the Indenture....................................  47
Section 28.   Amendment of Section 4.11 of the Indenture....................................  48

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
Section 29.   Amendment of Section 5.11 of the Indenture...................................   52
Section 30.   Amendment of Section 5.12 to the Indenture...................................   52
Section 31.   Amendment of Section 5.13 to the Indenture...................................   53
Section 32.   Consent of Series 2000-1 Noteholders to Amendments to
              First Supplemental Indenture and Indenture...................................   53
Section 33.   Governing Law................................................................   53
Section 34.   Section Headings; Table of Contents..........................................   53
Section 35.   Severability.................................................................   53
Section 36.   Counterparts.................................................................   54
Section 37.   Effect of Second Supplemental Indenture......................................   54

SIGNATURES.................................................................................   55

Exhibit A--Form of Series 2000-1 Senior Notes..............................................  A-1
Exhibit B--Form of Series 2000-1C Notes....................................................  B-1
Exhibit C--Form of Notice of A Payment Default.............................................  C-1
Exhibit D--Form of Notice of Cure of Payment Default.......................................  D-1
Exhibit E--Form of Notice of Proposed Auction Period Adjustment............................  E-1
Exhibit F--Form of Notice Establishing Auction Period Adjustment...........................  F-1
Exhibit G--Form of Notice of Change in Auction Date........................................  G-1
Exhibit H-1--List of EdLinc Student Loan Purchase Agreements  .............................H-1-1
Exhibit H-2--List of GOAL Funding Student Loan Purchase Agreements  .......................H-2-1

          THIS SECOND SUPPLEMENTAL INDENTURE OF TRUST, dated as of December 1, 2000, between EDUCATION LOANS INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States (the "Trustee");

                             W I T N E S S E T H:

          WHEREAS, the Corporation and the Trustee, as trustee, have heretofore executed and delivered an Indenture of Trust (the "Original Indenture") and a First Supplemental Indenture of Trust (the "First Supplemental Indenture"), each dated as of December 1, 1999; and

          WHEREAS, the Original Indenture prescribes the terms and conditions upon which the Corporation may from time to time authorize and issue series of Notes (as defined in the Original Indenture); and

          WHEREAS, the Corporation has, by proper action of its Board, authorized and determined to issue three series of Notes in the respective aggregate principal amounts of $54,100,000 (the "Series 2000-1A Notes") and $54,100,000 (the "Series 2000-1B Notes"), each of which will be a series of Class A Notes, and $22,000,000 (the "Series 2000-1C Notes," and, together with the Series 2000-1A Notes and the Series 2000-1B Notes, the "Series 2000-1 Notes"), which will be a series of Class B Notes; and

          WHEREAS, the Corporation desires by this Second Supplemental Indenture to prescribe the terms and provisions of the Series 2000-1 Notes, all as more fully set forth herein; and

          WHEREAS, the Corporation also desires, at this time, to amend certain provisions of the Indenture and the First Supplemental Indenture in conjunction with the issuance of the Series 2000-1 Notes; and

          WHEREAS, the execution and delivery of this Second Supplemental Indenture and the issuance of the Series 2000-1 Notes have been in all respects duly and validly authorized by the Corporation;

          NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

          Section 1.  Definitions. In this Second Supplemental Indenture, the
                      -----------
terms defined in the Original Indenture and the First Supplemental Indenture shall, except as otherwise provided in this Section 1 and Sections 24 and 26 hereof, have the same meaning when used herein unless the context or use thereof indicates another or different meaning or intent. In addition, the following terms shall have the following respective meanings unless the context hereof clearly requires otherwise:

          "Administrative Cost and Note Fee Rate" shall mean a rate per annum equal to the sum of (i) 1.05%, (ii) the Auction Agent Fee Rate and (iii) the Broker-Dealer Fee Rate.

          "All Hold Rate" shall mean (i) for Auction Periods of thirty-five (35) days or less, 85% of One-Month LIBOR, and (ii) for Auction Periods of greater than thirty-five (35) days, 85% of Three-Month LIBOR.

          "Alternative Loan Program" shall mean each of the following programs for the making of Student Loans other than FFELP Loans the Alternative Loans under which are eligible to be Financed under the Indenture: (i) the Great Opportunities Academic Loan and Great Opportunities Academic Loan II Programs offered by U.S. Bank National Association; (ii) the ChoiceLoan and Pathway Loan Programs offered by Marquette Bank, N.A.; and (iii) such other programs upon receipt by the Trustee of written notice thereof by an Authorized Officer of the Corporation and confirmation from each Rating Agency that financing of loans under such programs under the Indenture will not cause the withdrawal or downgrade of any rating of any series of Notes any of which are Outstanding.

          "Auction" shall mean the implementation of the Auction Procedures on an Auction Date.

          "Auction Agent" shall mean the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

          "Auction Agent Agreement" shall mean the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

          "Auction Agent Fee" shall have the meaning ascribed to such term in the Auction Agent Agreement.

          "Auction Agent Fee Rate" shall have the meaning ascribed to such term in the Auction Agent Agreement.

          "Auction Date" shall mean, initially, (i) with respect to the Series 2000-1A Notes and the Series 2000-1C Notes, January 3, 2001, and (ii) with respect to the Series 2000-1B Notes, January 10, 2001, and, thereafter, with respect to each such series of Series 2000-1 Notes, the Business Day immediately preceding the first day of each Auction Period for such series, other than:

     (A) an Auction Period commencing after the ownership of such series is no longer maintained in Book-Entry Form by the Securities Depository;

     (B) an Auction Period commencing after and during the continuance of a Payment Default; or

     (C) an Auction Period commencing less than two (2) Business Days after the cure of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 11 of this Second Supplemental Indenture.

          "Auction Period" shall mean the Interest Period applicable to the Series 2000-1A Notes, the Series 2000-1B Notes and the Series 2000-1C Notes, which Auction Period (after the Initial Interest Period for each such series) initially shall consist generally of twenty-eight (28) days, as the same may be adjusted pursuant to Section 3 or Section 10 hereof.

          "Auction Period Adjustment" shall mean an adjustment to the Auction Period as provided in Section 10 hereof.

          "Auction Procedures" shall mean the procedures set forth in Sections 4 through 11 hereof by which the Auction Rate is determined.

          "Auction Rate" shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in
Section 4(c)(ii) hereof.

          "Authorized Denominations" shall mean, with respect to the Series 2000-1 Notes, $50,000 and any integral multiple thereof.

          "Available Series 2000-1 Notes" shall have the meaning ascribed to such term in Section 4(c)(i)(A) hereof.

          "Bid" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

          "Bid Auction Rate" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

          "Bidder" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

          "Book-Entry Form" or "Book-Entry System" shall mean a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities "immobilized" to the custody of the Securities Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

          "Broker-Dealer" shall mean Salomon Smith Barney Inc., or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that
(a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Corporation pursuant to Section 9 hereof and (c) has entered into a Broker-Dealer Agreement with respect to one or more series of the Series 2000-1 Notes that is in effect on the date of reference.

          "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer, and approved by the Corporation, pursuant to which the Broker- Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement, dated as of December 1, 2000, between Bankers Trust Company, as Auction Agent, and Salomon Smith Barney Inc., as Broker-Dealer.

          "Broker-Dealer Fee" shall have the meaning ascribed to such term in the Auction Agent Agreement.

          "Broker-Dealer Fee Rate" shall have the meaning ascribed to such term in the Auction Agent Agreement.

          "Business Day" shall mean a day of the year on which (i) banks located in the city in which the Principal Office of the Trustee is located are not required or authorized to remain closed, (ii) banks located in the city in which the Principal Office of the Auction Agent, as set forth in and for purposes of the Auction Agent Agreement, is located are not required or authorized to remain closed and (iii) The New York Stock Exchange is not closed. The Trustee shall provide to the Auction Agent on the Closing Date, and on each December 1 thereafter, a list of all legal holidays in the state in which the Principal Office of the Trustee is located during the ensuing twelve-month period.

          "Carry-Over Amount" shall mean, with respect to a Series 2000-1 Note, the excess, if any, of (a) the amount of interest on such Note that would have accrued with respect to the related Interest Period at the lesser of the Auction Rate and the Series 2000-1 Note Auction Rate Limitation over (b) the amount of interest on such Note actually accrued with respect to such Interest Period based on the Net Loan Rate, together with the unpaid portion of any such excess from prior Interest Periods; provided that any reference to "principal" or "interest" in this Second Supplemental Indenture, in the Indenture and in the Series 2000-1 Notes shall not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

          "Closing Cash Flow Projection" shall mean the Cash Flow Projection delivered in conjunction with the issuance of the Series 2000-1 Notes.

          "Closing Date" shall mean, with respect to the Series 2000-1 Notes, December 5, 2000, the date of initial issuance and delivery of the Series 2000-1 Notes hereunder.

          "Deposit Agent" shall mean, with respect to the Revenue Fund, Wells Fargo Bank South Dakota, N.A., and its successor or successors and any other bank or banking association having trust powers or trust company at any time substituted in its place pursuant to the Indenture.

          "Effective Interest Rate" shall mean, with respect to any Financed Student Loan, the interest rate per annum borne by such Financed Student Loan after giving effect to all applicable interest subsidy payments, Special Allowance Payments, rebate fees on Consolidation Loans and reductions pursuant to borrower incentives. For this purpose, the Special Allowance Payment rate shall be computed based upon the average of the bond equivalent rates of 91-day United States Treasury Bills, or other appropriate rates, auctioned or otherwise determined during that portion of the then current calendar quarter which ends on the date as of which the "Effective Interest Rate" is determined.

          "Eligible Carry-Over Make-Up Amount" shall mean, with respect to each Interest Period relating to a series of Series 2000-1 Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such series in respect of such Interest Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Series 2000-1 Note Auction Rate, and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period. The Eligible Carry-Over Make-Up Amount shall be $0.00 for any Interest Period with respect to which the Series 2000-1 Note Auction Rate equals or exceeds the Net Loan Rate.

          "Existing Holder" shall mean (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Series 2000-1 Notes.

          "Existing Holder Registry" shall mean the registry of Persons who are owners of the Series 2000-1 Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

          "First Supplemental Indenture" shall mean the First Supplemental Indenture of Trust, dated as of December 1, 1999, as amended or supplemented in accordance with the terms thereof and of the Indenture.

          "Hold Order" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

          "Initial Auction Agent" shall mean Bankers Trust Company, a New York banking corporation, its successors and assigns.

          "Initial Auction Agent Agreement" shall mean the Auction Agent Agreement, dated as of December 1, 2000, by and among the Corporation, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

          "Initial Interest Period" shall mean, as to a series of Series 2000-1 Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Interest Rate Adjustment Date for such series.

          "Initial Interest Rate Adjustment Date" shall mean, (i) with respect to the Series 2000-1A Notes and the Series 2000-1C Notes, January 4, 2001, and
(ii) with respect to the Series 2000-1B Notes, January 11, 2001.

          "Interest Payment Date" shall mean (i) each regularly scheduled interest payment date on the Series 2000-1 Notes, which shall be the Business Day immediately following the expiration of the Initial Interest Period for such series and each related Auction Period thereafter; or (ii) with respect to the payment of interest upon redemption or acceleration of a Series 2000-1 Note or the payment of Defaulted Interest, such date on which such interest is payable under the Indenture.

          "Interest Period" shall mean, with respect to a series of Series 2000-1 Notes, the Initial Interest Period and each period commencing on an Interest Rate Adjustment Date for such series and ending on the last day before (i) the next Interest Rate Adjustment Date for such series or (ii) the Stated Maturity of such series, as applicable.

          "Interest Rate Adjustment Date" shall mean, with respect to a series of Series 2000-1 Notes, the date on which a Series 2000-1 Note Interest Rate for such series is effective, which shall be the date of commencement of each Auction Period.

          "Interest Rate Determination Date" shall mean, with respect to a series of Series 2000-1 Notes, the Auction Date, or, if no Auction Date is applicable to such series, the Business Day immediately preceding the date of commencement of an Auction Period.

          "London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          "Market Agent" shall mean Salomon Smith Barney Inc., New York, New York, in such capacity hereunder, or any successor to it in such capacity hereunder.

          "Maximum Auction Rate" shall mean:

          (1) with respect to a series of Series 2000-1 Senior Notes: (i) for Auction Periods of thirty-five (35) days or less, either (a) One-Month LIBOR plus 1.5% (if the ratings assigned by Moody's and Fitch to the Series 2000-1 Senior Notes are at least "Aa3" and "AA-," respectively), (b) One-Month LIBOR plus 2.5% (if any one of the ratings assigned by Moody's and Fitch to the Series 2000-1 Senior Notes is less than "Aa3" or "AA-," respectively, but is at least "A") or (c) One-Month LIBOR plus 3.5% (if any one of the ratings assigned by Moody's and Fitch to the Series 2000-1 Senior Notes is less than "A"); or (ii) for Auction Periods of greater than thirty-five (35) days, either (a) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 1.5% (if the ratings assigned by Moody's and Fitch to the Series 2000-1 Senior Notes are at least "Aa3" and "AA-," respectively), (b) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 2.5% (if any one of the ratings assigned by Moody's and Fitch to the Series 2000-1 Senior Notes is less than "Aa3" or "AA-," respectively, but is at least "A") or (c) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 3.5% (if any one of the ratings assigned by Moody's and Fitch to the Series 2000-1 Senior Notes is less than "A"); and

          (2) with respect to the Series 2000-1C Notes: (i) for Auction Periods of thirty-five (35) days or less, either (a) One-Month LIBOR plus 2.5% (if the ratings assigned by Moody's and Fitch to the Series 2000-1C Notes are at least "A2" and "A," respectively), or (b) One-Month LIBOR plus 3.5% (if any one of the ratings assigned by Moody's and Fitch to the Series 2000-1C Notes is less than "A2" or "A," respectively); or (ii) for Auction Periods of greater than thirty-five (35) days, either (a) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 2.5% (if the ratings assigned by Moody's and Fitch to the Series 2000-1C Notes are at least "A2" and "A," respectively), or (b) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 3.5% (if any one of the ratings assigned by Moody's and Fitch to the Series 2000-1C Notes is less than "A2" or "A," respectively).

For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent shall have been given notice pursuant to the Auction Agent Agreement.

          "Net Loan Rate" shall mean, with respect to any Interest Period for a series of the Series 2000-1 Notes commencing during a given calendar month, the highest rate of interest per annum, rounded to the next highest .01%, which would not cause the weighted average of the Auction Rates for such Interest Period and (except in the case of a series of the Series 2000-1 Notes having Interest Periods longer than forty-five (45) days) the Series 2000-1 Note Auction Rate for the two (2) preceding Interest Periods to exceed (1) the average of the weighted average Effective Interest Rate of the Financed Student Loans, determined as of the last day of the second, third and fourth preceding months, less (ii) the Administrative Cost and Note Fee Rate with respect to the Series 2000-1 Notes.

          "Non-Payment Rate" shall mean the lesser of (i) One-Month LIBOR plus 1.5%, and (ii) 18%.

          "Note Registrar" shall mean, with respect to the Series 2000-1 Notes, the Trustee.

          "Notice of Fee Rate Change" shall mean a notice of a change in the Auction Agent Fee Rate or the Broker-Dealer Fee Rate substantially in the form of Exhibit E to the Auction Agent Agreement.

          "One-Month LIBOR" shall mean, with respect to a series of Series 2000-1 Notes, the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month are offered to prime banks in the London interbank market which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the applicable Interest Rate Determination Date. If at least two such quotations appear, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR will be determined at approximately 11:00 a.m., London time, on the applicable Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of one month are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by (i) the Auction Agent after consultation with the Trustee or (ii) the Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Trustee, as applicable, will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the rates quoted at approximately 11:00 a.m., New York City time, on the applicable Interest Rate Determination Date by three major banks in New York, New York, selected by (x) the Auction Agent after consultation with the Trustee or (y) the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR will be the One-Month LIBOR in effect for the immediately preceding Interest Period.

          "Order" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

          "Original Indenture" shall mean the Indenture of Trust, dated as of December 1, 1999, between the Corporation and the Trustee, as originally executed.

          "Participant" shall mean a member of, or participant in, the Securities Depository.

          "Payment Default" shall mean, with respect to a series of Series 2000-1 Notes, (i) a default in the due and punctual payment of any installment of interest on such series, or (ii) a default in the due and punctual payment of any interest on and principal of such series at Maturity.

          "Paying Agent" shall mean, with respect to the Series 2000-1 Notes, the Trustee and its successor or successors or any other commercial bank designated in accordance herewith as a place at which principal of, premium, if any, or interest on the Series 2000-1 Notes is payable.

          "Potential Holder" shall mean any Person (including an Existing Holder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Series 2000-1 Notes (or, in the case of an Existing Holder thereof, an additional principal amount of Series 2000-1 Notes).

          "Regular Record Date" shall mean with respect to any regularly scheduled Interest Payment Date occurring with respect to a series of Series 2000-1 Notes, the last Business Day preceding such Interest Payment Date.

          "Reuters Screen LIBOR Page" shall mean the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).

          "Second Supplemental Indenture" shall mean this Second Supplemental Indenture of Trust, as amended or supplemented in accordance with the terms hereof and of the Indenture.

          "Securities Depository" shall mean The Depository Trust Company, New York, New York, and its successors and assigns, or, if (i) the then-existing Securities Depository resigns from its functions as depository of the Series 2000-1 Notes or (ii) the Corporation discontinues use of the Securities Depository pursuant to Section 17(c) hereof, then any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Series 2000-1 Notes and which is selected by the Corporation with the consent of the Trustee.

          "Sell Order" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

          "Series 1999-1 Notes" shall mean the Series 1999-1A Notes, the Series 1999-1B Notes and the Series 1999-1C Notes.

          "Series 1999-1A Notes" shall mean the Notes created and issued under the First Supplemental Indenture in the original principal amount of $78,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 1999-1A."

          "Series 1999-1B Notes" shall mean the Notes created and issued under the First Supplemental Indenture in the original principal amount of $39,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 1999-1B."

          "Series 1999-1C Notes" shall mean the Notes created and issued under the First Supplemental Indenture in the original principal amount of $9,300,000 and designated as the "Student Loan Asset-Backed Notes, Subordinate Series 1999-1C."

          "Series 2000-1 Capitalized Interest Account" shall mean the Account by that name created in the Acquisition Fund pursuant to Section 18 of this Second Supplemental Indenture.

          "Series 2000-1 Cost of Issuance Account" shall mean the Account by that name created in the Administration Fund pursuant to Section 18 of this Second Supplemental Indenture.

          "Series 2000-1 Notes" shall mean the Series 2000-1A Notes, the Series 2000-1B Notes and the Series 2000-1C Notes.

          "Series 2000-1 Note Auction Rate" shall mean the rate of interest per annum borne by a series of the Series 2000-1 Notes for each Auction Period and determined in accordance with the provisions of Sections 4 through 12 hereof; provided, however, that in the event of a Payment Default, the Series 2000-1 Note Auction Rate shall equal the Non-Payment Rate; and provided, further, that such Series 2000-1 Note Auction Rate shall in no event exceed the Series 2000-1 Note Auction Rate Limitation.

          "Series 2000-1 Note Auction Rate Limitation" shall mean a rate per annum equal to 18% or, if less than such rate, the highest rate the Corporation may legally pay, from time to time, as interest on the Series 2000-1 Notes.

          "Series 2000-1 Note Initial Interest Rate" shall mean 6.85% for the Series 2000- 1A Notes, 6.85% for the Series 2000-1B Notes and 6.95% for the Series 2000-1C Notes.

          "Series 2000-1 Note Interest Rate" shall mean the rate of interest per annum borne by a series of Series 2000-1 Notes, as of the time referred to, including, without limitation, the Series 2000-1 Note Initial Interest Rate and the Series 2000-1 Note Auction Rate.

          "Series 2000-1 Senior Notes" shall mean the Series 2000-1A Notes and the Series 2000-1B Notes.

          "Series 2000-1 Transfer Agreement" shall mean the Transfer Agreement, dated as of December 1, 2000, among the Corporation, the Trustee, GOAL Funding and the trustee for GOAL Funding, as from time to time amended or supplemented.

          "Series 2000-1A Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original principal amount of $54,100,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2000-1A."

          "Series 2000-1B Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original principal amount of $54,100,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2000-1B."

          "Series 2000-1C Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original principal amount of $22,000,000 and designated as the "Student Loan Asset-Backed Notes, Subordinate Series 2000-1C."

          "Special Redemption and Prepayment Account Requirement" shall mean an amount, as of any Monthly Payment Date, with respect to the Series 2000-1 Notes, equal to $0.00.

          "Submission Deadline" shall mean 12:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

          "Submitted Bid" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

          "Submitted Hold Order" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

          "Submitted Order" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

          "Submitted Sell Order" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

          "Substitute Auction Agent" shall mean the Person with whom the Trustee enters into a Substitute Auction Agent Agreement.

          "Substitute Auction Agent Agreement" shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by
Section 8 of this Second Supplemental Indenture agrees with the Trustee and the Corporation to perform the duties of the Auction Agent under this Second Supplemental Indenture.

          "Sufficient Bids" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

          "Three-Month LIBOR" shall mean, with respect to a series of Series 2000-1 Notes, the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of three months are offered to prime banks in the London interbank market which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the applicable Interest Rate Determination Date. If at least two such quotations appear, Three-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of such offered rates. If fewer than two such quotes appear, Three-Month LIBOR will be determined at approximately 11:00 a.m., London time, on the applicable Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of three months are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by (i) the Auction Agent after consultation with the Trustee or (ii) the Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, Three- Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of such offered rates. If fewer than two quotations are provided, Three-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the rates quoted at approximately 11:00 a.m., New York City time on the applicable Interest Rate Determination Date by three major banks in New York, New York, selected by (x) the Auction Agent after consultation with the Trustee or (y) the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of three months and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR will be the Three-Month LIBOR in effect for the immediately preceding Interest Period.

          Section 2.  Authorization and Terms of Series 2000-1 Notes.
                      ----------------------------------------------

          There is hereby created and there shall be (1) a series of Class A Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2000-1A," (2) a series of Class A Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2000-1B," and (3) a series of Class B Notes entitled "Student Loan Asset-Backed Notes, Subordinate Series 2000-1C." The aggregate principal amount of the Series 2000-1A Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $54,100,000. The aggregate principal amount of the Series 2000-1B Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $54,100,000. The aggregate principal amount of the Series 2000-1C Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $22,000,000.

          The Series 2000-1A Notes shall consist of Term Notes with a Stated Maturity on December 1, 2035.

          The Series 2000-1B Notes shall consist of Term Notes with a Stated Maturity on December 1, 2035.

          The Series 2000-1C Notes shall consist of Term Notes with a Stated Maturity on December 1, 2035.

          Each series of Series 2000-1 Notes shall bear interest at a rate per annum equal to the applicable Series 2000-1 Note Interest Rate (which, after the Initial Interest Period, shall be the Series 2000-1 Note Auction Rate), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest.

          The Series 2000-1 Notes shall be issued as fully registered Notes without coupons in Authorized Denominations.

          The Series 2000-1 Notes shall be dated as provided in Section 3.9 of the Indenture and shall bear interest from their date until payment of principal has been made or duly provided for. The date of original issue of the Series 2000-1 Notes shall be the Closing Date. The Series 2000-1 Notes of each series shall be numbered in such manner as the Note Registrar shall determine.

          Interest on each series of Series 2000-1 Notes shall be computed on the basis of actual days elapsed and accrue daily from the date thereof (on the basis of a 360-day year), and shall be payable on each regularly scheduled Interest Payment Date with respect to such series prior to the Maturity thereof and at the Maturity thereof. The interest payable on each Interest Payment Date for each series of the Series 2000-1 Notes shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity of such series, the last day preceding the date of such Maturity. The applicable Series 2000-1 Note Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

          The principal of and premium, if any, on the Series 2000-1 Notes, together with interest payable on the Series 2000-1 Notes at the Maturity thereof if the date of such Maturity is not a regularly scheduled Interest Payment Date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in Section 17 hereof, presentation and surrender of such Series 2000-1 Notes at the Principal Office of the Trustee, as Paying Agent with respect to the Series 2000-1 Notes, or a duly appointed successor Paying Agent. Interest on the Series 2000-1 Notes shall be payable on each regularly scheduled Interest Payment Date, except as otherwise provided in
Section 17 hereof, by check or draft drawn upon the Paying Agent and mailed to the person who is the Holder thereof as of 5:00 p.m. in the city in which the Principal Office of the Note Registrar is located on the Regular Record Date for such Interest Payment Date at the address of such Holder as it appears on the Note Register, or, in the case of any Series 2000-1 Note the Holder of which is the Holder of Series 2000-1 Notes in the aggregate principal amount of $1,000,000 or more, at the direction of such Holder received by the Paying Agent by 5:00 p.m. in the city in which the Principal Office of the Paying Agent is located on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Holder. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Holder thereof at the close of business on the Regular Record Date and shall be payable to the person who is the Holder thereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Holders of the Series 2000-1 Notes not less than ten (10) days prior thereto by first-class mail to each such Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such Defaulted Interest. All payments of principal of and interest on the Series 2000-1 Notes shall be made in lawful money of the United States of America.

          The Series 2000-1 Notes are subject to redemption prior to their Stated Maturities upon the terms and conditions and at the Redemption Prices specified in Section 16 hereof.

          Subject to the provisions of the Indenture, the Series 2000-1 Senior Notes shall be in substantially the form set forth in Exhibit A hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

          Subject to the provisions of the Indenture, the Series 2000-1C Notes shall be in substantially the form set forth in Exhibit B hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

          Section 3.  Interest Payable on Series 2000-1 Notes. The Initial
                      ---------------------------------------
Interest Rate Adjustment Dates for each series of Series 2000-1 Notes shall be
(i) with respect to the Series 2000-1A Notes and the Series 2000-1C Notes, January 4, 2001, and (ii) with respect to the Series 2000-1B Notes, January 11, 2001.

          During the Initial Interest Period, each series of Series 2000-1 Notes shall bear interest at the Series 2000-1 Note Initial Interest Rate for such series. Thereafter, except with respect to an Auction Period Adjustment, the Series 2000-1 Notes shall bear interest at a Series 2000-1 Note Auction Rate based on a 28-day Auction Period, as determined pursuant to this Section 3 and Sections 4 through 12 hereof.

          The Series 2000-1 Note Auction Rate to be borne by each series of Series 2000-1 Notes after such Initial Interest Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as hereinbelow described. Each such Auction Period shall commence on and include the Thursday (or, if such Thursday is not a Business Day, the next succeeding Business Day) following the expiration of the immediately preceding Auction Period and terminate on and include the last day immediately preceding the Thursday (or, if such Thursday is not a Business Day, the next succeeding Business Day) of the fourth following week; provided, however, that in the case of the Auction Period that immediately follows the Initial Interest Period for a series of Series 2000-1 Notes, such Auction Period shall commence on the Initial Interest Rate Adjustment Date for such series. The

Series 2000-1 Note Auction Rate on each series of Series 2000-1 Notes for each Auction Period shall be the lesser of (i) the Net Loan Rate in effect for such Auction Period, and (ii) the Auction Rate in effect for such Auction Period as determined in accordance with Section 4 hereof; provided that if, on any Interest Rate Determination Date, an Auction is not held for any reason, then the Series 2000-1 Note Auction Rate on such series for the next succeeding Auction Period shall equal the lesser of (a) the Maximum Auction Rate and (b) the Net Loan Rate.

          Notwithstanding the foregoing:

          (a) if the ownership of a series of Series 2000-1 Notes is no longer maintained in Book-Entry Form, the Series 2000-1 Note Auction Rate on such series for any Interest Period commencing after the delivery of definitive notes representing such series pursuant to Section 17 hereof shall equal the lesser of (i) the Maximum Auction Rate and (ii) the Net Loan Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

          (b) if a Payment Default shall have occurred with respect to a series of Series 2000-1 Notes, the Series 2000-1 Note Auction Rate on such series for the Interest Period commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two (2) Business Days after, such Payment Default is cured, shall equal the Non-Payment Rate on the first day of each such Interest Period.

          In accordance with Section 4(c)(iii) hereof, the Auction Agent shall promptly give written notice to the Trustee and the Corporation of each Series 2000-1 Note Auction Rate (unless the Series 2000-1 Note Auction Rate is the Non-Payment Rate or the ownership of such series is no longer maintained in Book-Entry Form) and either the Auction Rate or the Net Loan Rate, as the case may be, when such rate is not the Series 2000-1 Note Auction Rate, applicable to each series of Series 2000-1 Notes. The Trustee shall notify the Holders of Series 2000-1 Notes of the Series 2000-1 Note Auction Rate applicable to each such series for each Auction Period on the second Business Day of such Auction Period.

          In the event that the last Business Day immediately preceding what would otherwise be the commencement date of an Auction Period for a series of Series 2000-1 Notes is more than five days prior to such date, the Interest Rate Determination Date and commencement date for such Auction Period, as well as the expiration date for the preceding Auction Period, may be adjusted to fall on such dates as the Market Agent, with the consent of the Corporation, may determine to be appropriate under such circumstances. The Market Agent shall promptly notify the Trustee and the Auction Agent in writing of any such determination. The Trustee, upon receipt of such notice, shall immediately give written notification of such determination to the Holders of such series of Series 2000-1 Notes.

          Notwithstanding any other provision of the Series 2000-1 Notes or this Second Supplemental Indenture, and except for the occurrence of a Payment Default, interest payable on each series of the Series 2000-1 Notes for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the Net Loan Rate (subject to the Series 2000-1 Note Auction Rate Limitation) in effect for such Auction Period.

          If the Auction Rate for a series of Series 2000-1 Notes is greater than the Net Loan Rate, then the Series 2000-1 Note Auction Rate applicable to such series for that Interest Period will be the Net Loan Rate. If the Series 2000-1 Note Auction Rate for a series of Series 2000-1 Notes for any Interest Period is the Net Loan Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to such series for such Interest Period. Such determination of the Carry-Over Amount shall be made separately for each series of Series 2000-1 Notes. Each Carry-Over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and, if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee) from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and, thereafter, in reduction of such Carry-Over Amount. For purposes of this Second Supplemental Indenture, the Indenture and the Series 2000-1 Notes, any reference to "principal" or "interest" herein and therein shall not include, within the meaning of such words, Carry-Over Amount or any interest accrued on any such Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series 2000-1 Note of such series by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry- Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder's Series 2000-1 Note, which written notice may accompany the payment of interest by check made to each such Holder on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Holder at such Holder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series 2000-1 Note has been redeemed or has been deemed no longer Outstanding under the Indenture (after which all accrued Carry-Over Amount with respect to such Series 2000-1 Note (and all accrued interest thereon) that remains unpaid shall be cancelled and no Carry-Over Amount (or interest accrued thereon) shall be paid with respect to such Series 2000-1
Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on such Series 2000-1 Note on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (l) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (2) moneys are available pursuant to the terms of this Second Supplemental Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is cancelled.

          The Carry-Over Amount (and interest accrued thereon) for a series of Series 2000- 1 Notes shall be paid by the Trustee on Outstanding Series 2000-1 Notes of such series on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and
(ii) moneys in the Surplus Account are available on such Interest Payment Date for transfer to the Interest Account for such purpose in accordance with the second paragraph of Section 4.8 of the Indenture, after taking into account all other amounts payable from the Surplus Fund in accordance with such paragraph on such Interest Payment Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Series 2000-1 Note which is unpaid as of an Interest Payment Date, which Series 2000-1 Note is to be redeemed or deemed no longer Outstanding under this Second Supplemental Indenture on such Interest Payment Date, shall be paid to the Holder thereof on such Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (ii); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on such Interest Payment Date shall be cancelled with respect to such Series 2000-1 Note on such Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date or Dates, as necessary, for a subsequent Interest Period or Periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 2000-1 Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series 2000-1 Note of the Carry- Over Amount remaining unpaid on such Series 2000-1 Note.

          The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for a series of Series 2000-1 Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as, and from the same Account from which, it pays interest on the Series 2000-1 Notes on an Interest Payment Date.

          In the event that the Auction Agent no longer determines, or fails to determine, when required, the Series 2000-1 Note Auction Rate with respect to a series of Series 2000-1 Notes, or, if for any reason, such manner of determination shall be held to be invalid or unenforceable, the Series 2000-1 Note Auction Rate for the next succeeding Interest Period (which Interest Period shall be an Auction Period for such series of Series 2000-1 Notes) shall be the Net Loan Rate. The Net Loan Rate with respect to each Interest Rate Determination Date shall be determined and communicated to the Auction Agent and the Trustee in accordance with Section 6 hereof.

          Section 4.  Determining the Series 2000-1 Note Auction Rate. By
                      -----------------------------------------------
purchasing Series 2000-1 Notes, whether in an Auction or otherwise, each purchaser of the Series 2000-1 Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Series 2000-1 Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

          So long as the ownership of a series of Series 2000-1 Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series 2000-1 Notes of such series only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2000-1 Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each series of the Series 2000-1 Notes):

     (a)  (i)  Prior to the Submission Deadline on each Auction Date;

                    (A) each Existing Holder of Series 2000-1 Notes may submit to a Broker- Dealer by telephone or otherwise any information as to:

                              (1) the principal amount of Outstanding Series 2000-1 Notes, if any, owned by such Existing Holder which such Existing Holder desires to continue to own without regard to the Auction Rate for the next succeeding Auction Period;

                              (2) the principal amount of Outstanding Series 2000-1 Notes, if any, which such Existing Holder offers to sell if the Auction Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Holder; and/or

                              (3) the principal amount of Outstanding Series 2000-1 Notes, if any, owned by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Auction Period; and

                    (B) one or more Broker-Dealers may contact Potential Holders to determine the principal amount of Series 2000-1 Notes which each Potential Holder offers to purchase, if the Auction Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Holder.

          The statement of an Existing Holder or a Potential Holder referred to in (A) or (B) of this paragraph (i) is herein referred to as an "Order," and each Existing Holder and each

     Potential Holder placing an Order is herein referred to as a "Bidder"; an Order described in clause (A)(1) is herein referred to as a "Hold Order"; an Order described in clauses (A)(2) and (B) is herein referred to as a "Bid"; and an Order described in clause (A)(3) is herein referred to as a "Sell Order."

          (ii) (A) Subject to the provisions of Section 4(b) hereof, a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                         (1) the principal amount of Outstanding Series 2000-1 Notes specified in such Bid if the Auction Rate determined as provided in this Section 4 shall be less than the rate specified therein; or

                         (2) such principal amount, or a lesser principal amount of Outstanding Series 2000-1 Notes to be determined as set forth in Section 4(d)(i)(D) hereof, if the Auction Rate determined as provided in this Section 4 shall be equal to the rate specified therein; or

                         (3) such principal amount, or a lesser principal amount of Outstanding Series 2000-1 Notes to be determined as set forth in Section 4(d)(ii)(C) hereof, if the rate specified therein shall be higher than the Maximum Auction Rate and Sufficient Bids have not been made.

               (B) Subject to the provisions of Section 4(b) hereof, a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                         (l) the principal amount of Outstanding Series 2000-1 Notes specified in such Sell Order; or

                         (2) such principal amount, or a lesser principal amount, of Outstanding Series 2000-1 Notes set forth in Section 4(d)(ii)(C) hereof, if Sufficient Bids have not been made.

               (C) Subject to the provisions of Section 4(b) hereof, a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                         (1) the principal amount of Outstanding Series 2000-1 Notes specified in such Bid if the Auction Rate determined as provided in this Section 4 shall be higher than the rate specified in such Bid; or

                         (2) such principal amount, or a lesser principal amount of Outstanding Series 2000-1 Notes set forth in Section 4(d)(i)(E) hereof, if the Auction Rate determined as provided in this Section 4 shall be equal to the rate specified in such Bid.

     (b) (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

               (A)  the name of the Bidder placing such Order;

               (B) the aggregate principal amount of Series 2000-1 Notes that are the subject of such Order;

               (C)  to the extent that such Bidder is an Existing Holder:

                         (1) the principal amount of Series 2000-1 Notes, if any, subject to any Hold Order placed by such Existing Holder;

                         (2) the principal amount of Series 2000-1 Notes, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                         (3) the principal amount of Series 2000-1 Notes, if any, subject to any Sell Order placed by such Existing Holder; and

               (D) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

       (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher .001%.

       (iii) If an Order or Orders covering all Outstanding Series 2000-1 Notes owned by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of Outstanding Series 2000-1 Notes owned by such Existing Holder and not subject to an Order submitted to the Auction Agent.

       (iv) Neither the Corporation, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

       (v) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Series

2000-1 Notes owned by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

          (A) All Hold Orders shall be considered valid, but only up to the aggregate principal amount of Outstanding Series 2000-1 Notes owned by such Existing Holder, and if the aggregate principal amount of Series 2000-1 Notes subject to such Hold Orders exceeds the aggregate principal amount of Series 2000-1 Notes owned by such Existing Holder, the aggregate principal amount of Series 2000-1 Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of Series 2000-1 Notes subject to such Hold Order equals the aggregate principal amount of Outstanding Series 2000-1 Notes owned by such Existing Holder.

          (B) (1) any Bid shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Series 2000-1 Notes owned by such Existing Holder over the aggregate principal amount of Series 2000-1 Notes subject to any Hold Order referred to in clause (A) of this paragraph (v);

                    (2) subject to subclause (1) of this clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate principal amount of Outstanding Series 2000-1 Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                    (3) subject to subclauses (1) and (2) of this clause (B), if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                    (4) in any such event, the amount of Outstanding Series 2000-1 Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

          (C) All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Series 2000-1 Notes owned by such Existing Holder over the aggregate principal amount of Series 2000-1 Notes subject to Hold Orders referred to in clause (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph
     (v).

     (vi) If more than one Bid for Series 2000-1 Notes is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

          (vii) An Existing Holder that offers to purchase additional Series 2000-1 Notes is, for purposes of such offer, treated as a Potential Holder.

          (viii) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate principal amount of Series 2000-1 Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of Series 2000-1 Notes not equal to an Authorized Denomination shall be rejected.

          (ix) Any Bid specifying a rate higher than the Maximum Auction Rate will (a) be treated as a Sell Order if submitted by an Existing Holder and
     (b) not be accepted if submitted by a Potential Holder.

          (x) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

     (c)  (i)    Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker- Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                    (A) the excess of the total principal amount of Outstanding Series 2000-1 Notes over the sum of the aggregate principal amount of Outstanding Series 2000- 1 Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Series 2000-1 Notes"), and

                    (B)  from the Submitted Orders whether:

                              (1) the aggregate principal amount of Outstanding Series 2000-1 Notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Auction Rate;

          exceeds or is equal to the sum of:

                              (2) the aggregate principal amount of Outstanding Series 2000-1 Notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Auction Rate; and

                              (3) the aggregate principal amount of Outstanding Series 2000-1 Notes subject to Submitted Sell Orders;

          (in the event such excess or such equality exists, other than because all of the Outstanding Series 2000-1 Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause (1) above shall be referred to collectively as "Sufficient Bids"); and

                    (C) if Sufficient Bids exist, the Bid Auction Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

                              (1) (x) each such Submitted Bid from Existing Holders specifying such lowest rate and (y) all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to own the principal amount of Series 2000-1 Notes subject to such Submitted Bids; and

                              (2) (x) each such Submitted Bid from Potential Holders specifying such lowest rate and (y) all other Submitted Bids from Potential Holders specifying lower rates were accepted;

          the result would be that such Existing Holders described in subclause
          (1) above would continue to own an aggregate principal amount of Outstanding Series 2000-1 Notes which, when added to the aggregate principal amount of Outstanding Series 2000-1 Notes to be purchased by such Potential Holders described in subclause (2) above, would equal not less than the Available Series 2000-1 Notes.

          (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 4(c)(i) hereof, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Corporation of the Net Loan Rate, the Maximum Auction Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

                    (A) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period shall be equal to the Bid Auction Rate so determined;

                    (B) if Sufficient Bids do not exist (other than because all of the Outstanding Series 2000-1 Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the Maximum Auction Rate; or

                    (C) if all Outstanding Series 2000-1 Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the All Hold Rate.

          (iii) Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent shall determine and advise the Trustee of the Series 2000-1 Note Auction Rate, which rate shall be the lesser of (a) the Auction Rate and (b) the Net Loan Rate; provided, however, that in no event shall the Series 2000-1 Note Auction Rate exceed the Series 2000-1 Note Auction Rate Limitation.

     (d) Existing Holders shall continue to own the principal amount of Series 2000-1 Notes that are subject to Submitted Hold Orders. If Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (i).

     If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Series 2000-1 Notes are subject to Submitted Hold Orders), the Auction Rate will be the Maximum Auction Rate, and Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (ii).

          (i) if Sufficient Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this Section 4(d), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                    (A) Existing Holders' Submitted Bids specifying any rate that is higher than the Bid Auction Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate principal amount of Series 2000-1 Notes subject to such Submitted Bids;

                    (B) Existing Holders' Submitted Bids specifying any rate that is lower than the Bid Auction Rate shall be rejected, thus entitling each such Existing Holder to continue to own the aggregate principal amount of Series 2000-1 Notes subject to such Submitted Bids;

                    (C) Potential Holders' Submitted Bids specifying any rate that is lower than the Bid Auction Rate shall be accepted;

                    (D) Each Existing Holders' Submitted Bid specifying a rate that is equal to the Bid Auction Rate shall be rejected, thus entitling such Existing Holder to continue to own the aggregate principal amount of Series 2000-1 Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Series 2000-1 Notes subject to all such Submitted Bids shall be greater than the principal amount of Series 2000-1

          Notes (the "remaining principal amount") equal to the excess of the Available Series 2000-1 Notes over the aggregate principal amount of Series 2000-1 Notes subject to Submitted Bids described in clauses (B) and (C) of this Section 4(d)(i), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to own the principal amount of Series 2000-1 Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Series 2000-1 Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Series 2000-1 Notes owned by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Series 2000-1 Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Bid Auction Rate; and

                    (E) Each Potential Holder's Submitted Bid specifying a rate that is equal to the Bid Auction Rate shall be accepted, but only in an amount equal to the principal amount of Series 2000-1 Notes obtained by multiplying the excess of the aggregate principal amount of Available Series 2000-1 Notes over the aggregate principal amount of Series 2000-1 Notes subject to Submitted Bids described in clauses
          (B), (C) and (D) of this Section 4(d)(i) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Series 2000-1 Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Series 2000-1 Notes subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Bid Auction Rate.

          (ii) If Sufficient Bids have not been made (other than because all of the Outstanding Series 2000-1 Notes are subject to Submitted Hold Orders), subject to the provisions of Section 4(d)(iv) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                    (A) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Auction Rate shall be rejected, thus entitling such Existing Holders to continue to own the aggregate principal amount of Series 2000-1 Notes subject to such Submitted Bids;

                    (B) Potential Holders' Submitted Bids specifying (1) any rate that is equal to or lower than the Maximum Auction Rate shall be accepted and (2) any rate that is higher than the Maximum Auction Rate shall be rejected; and

                    (C) each Existing Holder's Submitted Bid specifying any rate that is higher than the Maximum Auction Rate and the Submitted Sell Order of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Series 2000-1 Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Series 2000-1 Notes obtained by multiplying the aggregate principal amount of Series 2000-1 Notes subject to Submitted Bids described in clause (B)(1) of this Section 4(d)(ii) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Series 2000-1 Notes owned by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Series 2000-1 Notes subject to all such Submitted Bids and Submitted Sell Orders.

          (iii) If all Outstanding Series 2000-1 Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

          (iv)  If, as a result of the procedures described in paragraph (i) or
     (ii) of this Section 4(d), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a principal amount of Series 2000-1 Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Series 2000-1 Notes to be purchased or sold by any Existing Holder or Potential Holder so that the principal amount of Series 2000-1 Notes purchased or sold by each Existing Holder or Potential Holder shall be equal to an Authorized Denomination.

          (v) If, as a result of the procedures described in paragraph (i) of this Section 4(d), any Potential Holder would be entitled or required to purchase less than an Authorized Denomination of Series 2000-1 Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Series 2000-1 Notes for purchase among Potential Holders so that only Series 2000-1 Notes in Authorized Denominations are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Series 2000-1 Notes.

     (e) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Series 2000-1 Notes to be purchased and the aggregate principal amount of Series 2000-1 Notes to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Series 2000-1 Notes to be sold differs from such aggregate principal amount of Series 2000-1 Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Series 2000-1 Notes.

     (f) Any calculation by the Auction Agent, the Corporation or the Trustee, as applicable, of the Series 2000-1 Note Auction Rate, One-Month LIBOR, Three-Month LIBOR, Maximum Auction

Rate, All Hold Rate and Non-Payment Rate, and any calculation by or on behalf of the Corporation of the Net Loan Rate, shall, in the absence of manifest error, be binding on all other parties.

     (g) Notwithstanding anything in this Second Supplemental Indenture to the contrary notwithstanding, no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default.

            Section 5.  Determination of Payment Defaults and Payment of Auction
                        --------------------------------------------------------
Agent and Broker-Dealer Fees.
----------------------------

            (a) The Trustee shall determine, not later than 2:00 p.m., New York City time, on the Business Day next succeeding each Interest Payment Date relating to a series of Series 2000-1 Notes, whether a Payment Default has occurred with respect to such series. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., New York City time, on such Business Day, send a notice thereof in substantially the form of Exhibit C attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Exhibit D attached hereto to the Auction Agent by telecopy or similar means.

            (b) Not later than 12:00 noon, New York City time, on each Interest Payment Date relating to a series of Series 2000-1 Notes, the Corporation shall pay to the Auction Agent, in immediately available funds out of amounts available therefor in the Administration Fund, an amount equal to the Auction Agent Fee and the Broker-Dealer Fee as calculated in accordance with the Auction Agent Agreement. The Corporation shall, from time to time at the request of the Auction Agent, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts available therefor in the Administration Fund.

            Section 6.  Calculation of Maximum Auction Rate, All Hold Rate,
                        ---------------------------------------------------
Net Loan Rate, One-Month LIBOR, Three-Month LIBOR and Non-Payment Rate. The
----------------------------------------------------------------------
Auction Agent shall calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three- Month LIBOR, as the case may be, on each Auction Date and shall notify the Trustee and the Broker-Dealers of the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, as provided in the Auction Agent Agreement. If the ownership of the Series 2000-1 Notes is no longer maintained in Book-Entry Form by the Securities Depository, the Trustee shall calculate the Maximum Auction Rate on the Business Day immediately preceding each Interest Payment Date after the delivery of definitive Series 2000-1 Notes pursuant to Section 17 hereof. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent shall determine One-Month LIBOR or Three-Month LIBOR, as applicable, for each Interest Period other than the first Interest Period; provided that if the ownership of the Series 2000-1 Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine One-Month LIBOR or Three-

Month LIBOR, as applicable, for each such Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of One-Month LIBOR or Three-Month LIBOR, as applicable, shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Trustee of One-Month LIBOR or Three-Month LIBOR, as applicable.

            The Net Loan Rate with respect to each Interest Rate Determination Date shall be determined by or on behalf of the Corporation and written notice thereof given to the Auction Agent and the Trustee on or prior to the twenty-fifth day (or, if such twenty-fifth day is not a Business Day, the next succeeding Business Day) of the calendar month preceding such Interest Rate Determination Date. If the Corporation shall fail or refuse to determine the Net Loan Rate, the Net Loan Rate shall be the Net Loan Rate last determined and communicated to the Auction Agent and the Trustee in accordance with this paragraph. The determination by or on behalf of the Corporation of the Net Loan Rate shall (in the absence of manifest error) be final and binding upon all parties.

            Section 7.  Notification of Rates, Amounts and Payment Dates.
                        ------------------------------------------------

            (a) By 10:00 a.m., New York City time, on each Regular Record Date with respect to the Series 2000-1 Notes, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners of each series thereof.

            (b) As soon as practicable prior to each Interest Payment Date with respect to the Series 2000-1 Notes, the Trustee shall:

            (i) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of each series of Series 2000-1 Notes is maintained in Book-Entry Form by the Securities Depository,
     (1) the date of such next Interest Payment Date and (2) the amount payable to the Auction Agent on such Interest Payment Date pursuant to Section 5(b) hereof;

            (ii) pursuant to Section 3 hereof, advise the Holders of each series of Series 2000- 1 Notes of any Carry-Over Amount accruing on such Series 2000-1 Notes; and

            (iii) advise the Securities Depository, so long as the ownership of each series of Series 2000-1 Notes is maintained in Book-Entry Form by the Securities Depository, upon request, of the Series 2000-1 Note Interest Rate payable on such series of Series 2000-1 Notes and the interest amount.

            If any day scheduled to be an Interest Payment Date with respect to a series of Series 2000-1 Notes shall be changed after the Trustee shall have given the notice or confirmation referred to in clause (i) of the preceding sentence, the Trustee shall, not later than 9:15 a.m., New York City time, on the Business Day next preceding the earlier of the new Interest Payment Date or the old Interest

Payment Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Series 2000-1 Notes is maintained in Book-Entry Form by the Securities Depository.

          Section 8.  Auction Agent.
                      -------------

          (a) Bankers Trust Company is hereby appointed as Initial Auction Agent to serve as agent for the Corporation in connection with Auctions. The Trustee and the Corporation will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with Bankers Trust Company, as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Second Supplemental Indenture by giving at least ninety (90) days' notice to the Trustee, the Market Agent and the Corporation. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer of the Corporation or the Holders of 66-2/3% of the aggregate principal amount of the Series 2000-1 Senior Notes then Outstanding (or, if no Series 2000-1 Senior Notes are then Outstanding, the Holders of 66-2/3% of the aggregate principal amount of the Series 2000-1C Notes then Outstanding), and, if by such Holders, by an instrument signed by such Holders or their attorneys and filed with the Auction Agent, the Corporation and the Trustee upon at least ninety (90) days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective unless and until a Substitute Auction Agent has been appointed and has accepted such appointment. However, if a successor Auction Agent shall not have been appointed within sixty
(60) days from the date of a notice of resignation, the resigning Auction Agent may petition any court of competent jurisdiction for the appointment of a successor Auction Agent. If required by the Corporation, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within twenty-five (25) days after notifying the Trustee, the Market Agent and the Corporation in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

          (b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Officer of the Corporation, shall use its best efforts to appoint a Substitute Auction Agent.

          (c) The Auction Agent is acting as agent for the Corporation in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

          (d) In the event of a change in the Auction Agent Fee Rate pursuant to Section 6.4(b) of the Auction Agent Agreement, the Auction Agent shall give a Notice of Fee Rate Change to the Trustee in accordance with the Auction Agent Agreement.

          Section 9.  Broker-Dealers.
                      --------------

          (a) The Auction Agent will enter into a Broker-Dealer Agreement with Salomon Smith Barney Inc., as the sole initial Broker-Dealer with respect to the Series 2000-1 Notes. An Authorized Officer of the Corporation may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent; provided, however, that while Salomon Smith Barney Inc. is serving as a Broker-Dealer with respect to a series of the Series 2000-1 Notes, Salomon Smith Barney Inc. shall have the right to consent to the approval of any additional Broker-Dealers with respect to such series, which consent will not be unreasonably withheld.

          (b) Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer of the Corporation, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

          Section 10.  Changes in Auction Period or Periods.
                       ------------------------------------

          (a) While any of the Series 2000-1 Notes are Outstanding, the Corporation may, from time to time, convert the length of one or more Auction Periods (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the Series 2000-1 Note Interest Rate borne by the Series 2000-1 Notes. The Corporation shall not initiate an Auction Period Adjustment unless it shall have received, not less than three (3) days nor more than twenty
(20) days prior to the Auction Period Adjustment, (i) the written consent of the Market Agent, which consent shall not be unreasonably withheld and (ii) written confirmation from each of the Rating Agencies then rating the Series 2000-1 Notes that such Auction Period Adjustment will not adversely affect its ratings then applicable to any of the Series 2000-1 Notes. The Corporation shall initiate the Auction Period Adjustment by giving written notice by Corporation Order to the Trustee, the Auction Agent, the Market Agent and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit E to this Second Supplemental Indenture at least ten (10) days prior to the Auction Date for such Auction Period.

          (b) Any such adjusted Auction Period shall not be less than seven (7) days nor more than ninety-one (91) days. If any such adjusted Auction Period will be less than twenty- eight (28) days, the notice described above will be effective only if it is accompanied by a written statement of the Trustee, the Auction Agent and the Securities Depository to the effect that they are capable of performing their duties, if any, under this Second Supplemental Indenture, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

          (c) An Auction Period Adjustment shall take effect only (A) if the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the first such Auction Period, a Corporation Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit F to this Second Supplemental Indenture, authorizing the Auction Period Adjustment specified in such certificate along with a copy of the consent of the Market Agent and the Rating Agency confirmations described in subparagraph (a) above and, if applicable, the written statement of the Trustee, the Auction Agent and the Securities Depository described in subparagraph (b) above, and (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the Series 2000-1 Note Interest Rate for the next Auction Period shall be determined pursuant to the provisions of Sections 4 through 9 hereof and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred in (B) above is not met, the Series 2000-1 Note Auction Rate for the next Auction Period shall be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

          In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

          Section 11. Changes in the Auction Date. The Market Agent, with the
                      ---------------------------
written consent of an Authorized Officer of the Corporation, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Section 1 of this Second Supplemental Indenture with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Series 2000-1 Note Interest Rate borne by the Series 2000-1 Notes. The Market Agent shall deliver a written request for consent to such change in the Auction Date to the Corporation not less than three days nor more than twenty (20) days prior to the effective date of such change. The Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least ten (10) days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Corporation and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit G to this Second Supplemental Indenture.

          In connection with any change described in this Section 11, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

          Section 12. Additional Provisions Regarding the Series 2000-1 Note
                      ------------------------------------------------------
Interest Rate. The determination of a Series 2000-1 Note Interest Rate by the
-------------
Auction Agent or any other Person pursuant to the provisions of the applicable Section of this Second Supplemental Indenture shall be conclusive and binding on the Holders of the series of Series 2000-1 Notes to which such Series 2000-1
Note Interest Rate applies, and the Corporation and the Trustee may rely thereon for all purposes.

          In no event shall the cumulative amount of interest paid or payable on a series of Series 2000-1 Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2000-1 Notes of such series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2000-1 Notes of such series or related documents) calculated from the date of issuance of such series through any subsequent day during the term of such series or otherwise prior to payment in full of the Series 2000-1 Notes of such series exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2000-1 Notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2000-1 Notes of such series, or if the redemption or acceleration of the maturity of the Series 2000-1 Notes of such series results in payment to or receipt by the Holder or any former Holder of the Series 2000-1 Notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2000-1 Notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2000-1 Notes of such series shall be credited on the principal balance of the Series 2000-1 Notes of such series (or, if the Series 2000- 1 Notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2000-1 Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2000-1 Notes of such series and under the related documents.

          Section 13. Qualifications of Market Agent. The Market Agent shall be
                      ------------------------------
a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by this Second Supplemental Indenture. The Market Agent may resign and be discharged of the duties and obligations created by this Second Supplemental Indenture by giving at least thirty (30) days notice to the Corporation and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Corporation and the acceptance of such appointment by such successor market agent. The Market Agent may be replaced at the direction of the Corporation, by an instrument signed by an Authorized Officer of the Corporation filed with the Market Agent and the Trustee at least thirty (30) days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Corporation and the acceptance of such appointment by such successor market agent.

          In the event that the Market Agent shall be removed or be dissolved, or if the property or affairs of the Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent, and the Corporation shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 13, shall be deemed to be the Market Agent for all purposes of this Second Supplemental Indenture until the appointment by the Corporation of the successor Market Agent. Nothing in this Section 13 shall be construed as conferring on the Trustee additional duties other than as set forth herein.

          Section 14. Purposes of Issuance of Series 2000-1 Notes. The Series
                      -------------------------------------------
2000-1 Notes are being issued to provide funds to be used to (a) acquire student loan notes incurred under the Higher Education Act and under the Alternative Loan Programs, (b) fund the Reserve Fund, (c) pay a portion of the interest coming due on the Series 2000-1 Notes and (d) pay Costs of Issuance of the Series 2000-1 Notes.

          Section 15. Deposit of Series 2000-1 Note Proceeds. From the proceeds
                      --------------------------------------
derived from the sale of the Series 2000-1 Notes, there shall be deposited with the Trustee:

          (1) for credit to the Series 2000-1 Reserve Account, an amount equal to $1,953,000; and

          (2) for credit to the Series 2000-1 Capitalized Interest Account, an amount equal to $232,000;

          (3) for credit to the Series 2000-1 Cost of Issuance Account, an amount equal to $380,000;

          (4) for credit to the Series 2000-1 Acquisition Account, the remainder , to remain in the Series 2000-1 Acquisition Account until applied for the acquisition or origination of Eligible Loans, including the acquisition of Eligible Loans pursuant to the Series 2000- 1 Transfer Agreement (which Eligible Loans were either originated by GOAL Funding or purchased by GOAL Funding pursuant to the Student Loan Purchase Agreements identified in Exhibit H-2 hereto) and pursuant to the Student Loan Purchase Agreements identified in Exhibit H-1 hereto (as such Exhibit H-1 may be amended or supplemented from time to time).

          Upon the acquisition of Eligible Loans pursuant to the Series 2000-1 Transfer Agreement, the Trustee shall deposit to the credit of the Series 2000-1 Alternative Loan Guarantee Account cash in the amount of $537,541.64 received from the trustee for GOAL Funding in connection with such acquisition. Thereafter, upon the acquisition of any Alternative Loan with amounts from the Series 2000-1 Acquisition Account or the Series 2000-1 Surplus Account, the Trustee shall, as a condition of such acquisition, receive and deposit to the credit of the Series 2000-1 Alternative Loan Guarantee Account cash in the amount of the origination fee, if any, paid in connection with the origination of such Alternative Loan.

          Section 16. Redemption of Series 2000-1 Notes. The Series 2000-1 Notes
                      ---------------------------------
are subject to redemption as provided in this Section 16.

          (A)  Redemption From Unexpended Proceeds. Subject to compliance with
               -----------------------------------
Section 10.2 of the Indenture, Outstanding Series 2000-1 Notes shall be redeemed, in part, on the first regularly scheduled Interest Payment Date occurring after April 2, 2001, for which notice can be given in accordance with subsection (E) of this Section 16, at a Redemption Price equal to 100% of the principal amount of Series 2000-1 Notes so redeemed, from proceeds of the Series 2000-1 Notes constituting that portion of the Balance of the Series 2000-1 Acquisition Account that have not been used to acquire Eligible Loans by April 2, 2001, and from that portion of the Reserve Fund which, if left in the Reserve Fund upon such redemption, would cause the Balance in the Reserve Fund to exceed the Reserve Fund Requirement, calculated after giving effect to such redemption. The Trustee shall transfer any such moneys to the credit of the Series 2000-1 Retirement Subaccount for such purpose without any further authorization or direction.

          (B)  Redemption from Surplus Account. Subject to compliance with
               -------------------------------
Section 10.2 of the Indenture, Outstanding Series 2000-1 Notes shall be redeemed on any regularly scheduled Interest Payment Date with respect thereto, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof to be redeemed, from that portion of the Balance of the Series 2000-1 Surplus

Subaccount transferred to the Series 2000-1 Retirement Account in accordance with this subsection (B). If there any amounts in the Series 2000-1 Surplus Subaccount which have been on deposit therein for at least twelve (12) months and have not been used to acquire Student Loans, and if there are no deficiencies in any of the Indemnification Fund, the Note Fund, the Reserve Fund or the Special Redemption and Prepayment Account, the Trustee shall give written notice to the Corporation that such moneys will be transferred to the Series 2000-1 Retirement Account and applied to the redemption of Series 2000-1 Notes in accordance with this subsection (B) unless the Corporation, within ten (10) Business Days of receipt of such notice, delivers to the Trustee a Corporation Certificate to the effect that some or all of such amounts are reasonably expected to be necessary to pay Debt Service on the Outstanding Notes or on Outstanding Other Obligations, Carry-Over Amounts, including accrued interest thereon, with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund. Any amounts so certified by the Corporation will remain in the Series 2000-1 Surplus Subaccount and will not be applied to the redemption of Series 2000-1 Notes pursuant to this subsection (B).

          (C)  Optional Redemption. Subject to compliance with Section 10.2 of
               -------------------
the Indenture, Outstanding Series 2000-1 Notes may, at the option of the Corporation and from amounts credited to the Retirement Account for such purpose, be redeemed on any regularly scheduled Interest Payment Date with respect thereto, in whole or in part, at a Redemption Price equal to 100% of the principal amount of Series 2000-1 Notes to be so redeemed.

          Notwithstanding the foregoing, no Series 2000-1 Notes shall be redeemed pursuant to this subsection (C) unless the Trustee receives, at least forty-five (45) days prior to the proposed Redemption Date (unless a shorter notice is satisfactory to the Trustee), a Corporation Certificate certifying that, based on a Cash Flow Projection, such redemption of such Series 2000-1 Notes will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and Outstanding Other Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund.

          (D)  Selection of Series 2000-1 Notes for Redemption. If less than all
               -----------------------------------------------
Outstanding Series 2000-1 Notes are to be redeemed pursuant to subsections (A),
(B) or (C) of this Section 16, the principal amounts of each series of Series 2000-1 Notes to be redeemed shall be selected as follows: to the extent that the provisions of Section 10.2 of the Indenture will not be violated thereby, either
(i) that principal amount of Series 2000-1C Notes shall be redeemed which bears, as nearly as practicable, the same (but no greater) proportion to the aggregate principal amount of all Outstanding Series 2000-1 Notes to be redeemed as the aggregate principal amount of Outstanding Series 2000-1C Notes bears to the aggregate principal amount of all Outstanding Series 2000-1 Notes or (ii) if the Trustee receives, at least forty-five (45) days prior to the Redemption Date (unless a shorter notice is satisfactory to the Trustee), a Corporation Certificate certifying that, based on a Cash Flow Projection, a different proportion of Series 2000-1C Notes to be redeemed will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and on Outstanding Other

Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund, Series 2000-1C Notes shall be redeemed in such principal amount as is designated by the Corporation in such certificate. The remaining Series 2000-1 Notes to be redeemed shall be selected from each series of the Series 2000-1 Senior Notes in, as nearly as practicable, the same proportion to the aggregate principal amount of all Outstanding Series 2000-1 Senior Notes to be redeemed as the aggregate principal amount of Outstanding Series 2000-1 Senior Notes of such series bears to the aggregate principal amount of all Outstanding Series 2000-1 Senior Notes.

          Notwithstanding the foregoing provisions of this Section 16, to the extent Series 2000-1C Notes cannot be redeemed due to the application of Section
10.2 of the Indenture, but Series 2000-1 Senior Notes may be redeemed without violating the provisions of said Section 10.2, the particular Series 2000-1 Notes to be redeemed shall be selected from the Series 2000-1 Senior Notes in the manner described in the preceding paragraph.

          If less than all of the Outstanding Series 2000-1 Notes of a given series are to be redeemed pursuant to this Section 16, the particular Series 2000-1 Notes to be redeemed shall be selected by the Trustee by lot in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Series 2000-1 Notes in an Authorized Denomination.

          The Trustee shall promptly notify the Note Registrar and any Paying Agent for the Series 2000-1 Notes (in each case, if other than the Trustee) in writing of the Series 2000-1 Notes selected for redemption and, in the case of any Series 2000-1 Note selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Series 2000-1 Notes shall relate, in the case of any Series 2000-1 Note redeemed or to be redeemed only in part, to the portion of the principal of such Series 2000-1 Note which has been or is to be redeemed.

          (E)  Notice of Redemption. Notice of redemption of Series 2000-1 Notes
               --------------------
pursuant to this Section 16 shall be given not less than fifteen (15) days prior to the Redemption Date in accordance with the provisions of Section 10.4 of the Indenture.

          Section 17.  Book-Entry Series 2000-1 Notes. (a) The registered
                       ------------------------------
Holder of all Series 2000-1 Notes shall be the Securities Depository and the Series 2000-1 Notes shall be registered in the name of the nominee for the Securities Depository. The "Series 2000-1 Notes" referred to in this subsection
(a) shall refer to the Series 2000-1 Notes registered in the name of the Securities Depository.

          (b) The Series 2000-1 Notes shall be initially issued in the form of separate, single, authenticated fully-registered Series 2000-1 Notes for each series thereof in the amount of such series. Upon initial issuance, the ownership of each such Series 2000-1 Note shall be registered in the registration books kept by the Note Registrar in the name of the nominee of the Securities Depository. The Trustee and the Corporation may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Series 2000-1 Notes registered in its name for the purposes of (1) payment of the principal or Redemption Price of, interest on or Carry-Over Amount (including any accrued interest thereon) with respect to the Series 2000-1 Notes, (2) selecting the Series 2000-1 Notes or portions thereof to be redeemed, (3) giving any notice permitted or required to be given to Holders under the Indenture, (4) registering the transfer of Series 2000-1 Notes, and (5) obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Trustee nor the Corporation shall be affected by any notice to the contrary (except as provided in subsection (c) below). Neither the Trustee nor the Corporation shall have any responsibility or obligation to any Participant, any Beneficial Owner or any other Person claiming a beneficial ownership interest in the Series 2000-1 Notes under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Note Registrar as being a Holder, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository of any amount in respect of the principal or Redemption Price of, interest on or Carry-Over Amount (including any accrued interest thereon) with respect to the Series 2000-1 Notes; any notice which is permitted or required to be given to Holders under the Indenture; the selection by the Securities Depository or any Participant of any Person to receive payment in the event of a partial redemption of the Series 2000-1 Notes; or any consent given or other action taken by the Securities Depository as Holder. The Trustee shall pay all principal and Redemption Price of, interest on and Carry-Over Amount (including any accrued interest thereon) with respect to the Series 2000-1 Notes only "to or upon the order of" the Securities Depository (as that phrase is used in the Uniform Commercial Code as adopted in the State of South Dakota), and all such payments shall be valid and effective to fully satisfy and discharge the Corporation's obligations with respect to the principal, purchase price or Redemption Price of, interest on and Carry-Over Amount (including any accrued interest thereon) with respect to the Series 2000-1 Notes to the extent of the sum or sums so paid. Except as provided in subsection(c) below, no Person other than the Securities Depository shall receive an authenticated Series 2000-1 Note evidencing the obligation of the Corporation to make payments of principal or Redemption Price, interest and Carry-Over Amount (including any accrued interest thereon) pursuant to this Indenture. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of the preceding nominee, the Series 2000-1 Notes will be transferable to such new nominee in accordance with subsection (f) below.

          (c) Except with respect to any Series 2000-1 Notes during such time as they bear interest at the Auction Rate, in the event the Corporation determines that it is in the best interest of the Corporation not to continue the book-entry system of transfer or that the interest of the Holders might be adversely affected if the book-entry system of transfer is continued, the Corporation may so notify the Securities Depository and the Trustee, whereupon the Securities Depository will notify the

Participants of the availability through the Securities Depository of definitive Series 2000-1 Notes. In such event, the Trustee shall authenticate, transfer and exchange definitive Series 2000-1 Notes as requested by the Securities Depository in appropriate amounts in accordance with subsection (f) below. The Securities Depository may determine to discontinue providing its services with respect to the Series 2000-1 Notes at any time by giving notice to the Corporation and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Corporation may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the Securities Depository. In either such event, the Corporation shall either establish its own book-entry system or use reasonable efforts to locate another securities depository. Under such circumstances (if there is no successor Securities Depository), the Corporation and the Trustee shall be obligated to deliver definitive Series 2000-1 Notes as described in this Indenture and in accordance with subsection (f) below. In the event definitive Series 2000-1 Notes are issued, the provisions of this Indenture shall apply to such definitive Series 2000-1 Notes in all respects, including, among other things, the transfer and exchange of such Series 2000-1 Notes and the method of payment of principal or Redemption Price of, interest on and Carry-Over Amount (including any accrued interest thereon) with respect to such Series 2000-1 Notes. Whenever the Securities Depository requests the Corporation and the Trustee to do so, the Trustee and the Corporation will cooperate with the Securities Depository in taking appropriate action after reasonable notice (A) to make available one or more separate definitive Series 2000-1 Notes to any Participant having Series 2000-1 Notes credited to its account with the Securities Depository or (B) to arrange for another securities depository to maintain custody of definitive Series 2000-1 Notes.

          (d) Notwithstanding any other provision of the Indenture to the contrary, so long as any Series 2000-1 Note is registered in the name of the nominee of the Securities Depository, all payments with respect to the principal or Redemption Price of, interest on and Carry-Over Amount (including any accrued interest thereon) with respect to such Series 2000-1 Note and all notices with respect to such Series 2000-1 Note shall be made and given, respectively, to the Securities Depository as provided in its letter of representations.

          (e) In connection with any notice or other communication to be provided to Holders pursuant to the Indenture by the Corporation or the Trustee or with respect to any consent or other action to be taken by Holders, the Corporation or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Holder.

          (f) In the event that any transfer or exchange of Series 2000-1 Notes is permitted under subsection (b) or (c) of this Section 17, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Series 2000-1 Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Indenture. In the event definitive Series 2000-1 Notes are issued to

Holders other than the nominee of the Securities Depository, or another securities depository as Holder of all the Series 2000-1 Notes, the provisions of the Indenture shall also apply to, among other things, the printing of such definitive Series 2000-1 Notes and the methods of payment of principal or Redemption Price of, interest on and Carry-Over Amount (including any accrued interest thereon) with respect to such Series 2000-1 Notes.

          (g) Notwithstanding any provision of Article Ten of the Indenture to the contrary, in connection with any redemption of Series 2000-1 Notes while The Depository Trust Company, New York, New York ("DTC"), is the sole Holder, the Corporation shall give notice of such redemption to the Trustee at least thirty
(30) days prior to the date fixed for redemption with respect to the Series 2000-1 Notes, and the Trustee shall give notice of redemption to DTC as Holder of such Series 2000-1 Notes pursuant to Section 10.4 of the Indenture at least fifteen (15) days and not more than thirty (30) days prior to the date fixed for redemption of Series 2000-1 Notes.

          Section 18. Series 2000-1 Accounts and Subaccounts. So long as any
                      --------------------------------------
Series 2000-1 Notes are Outstanding, the following Accounts and Subaccounts, which are hereby established, shall be maintained by the Trustee or the Deposit Agent, as the case may be:

          In the Acquisition Fund, an Account to be known as the "Series 2000-1 Acquisition Account" and an Account to be known as the "Series 2000-1 Capitalized Interest Account"; in the Administration Fund, an Account to be known as the "Series 2000-1 Administration Account"and an Account to be known as the "Series 2000-1 Cost of Issuance Account"; in the Reserve Fund, an Account to be known as the "Series 2000-1 Reserve Account"; in the Interest Account, a Subaccount to be known as the "Series 2000-1 Interest Subaccount"; in the Principal Account, a Subaccount to be known as the "Series 2000-1 Principal Subaccount"; in the Retirement Account, a Subaccount to be known as the "Series 2000-1 Retirement Subaccount"; in the Alternative Loan Guarantee Fund, an Account to be known as the "Series 2000-1 Alternative Loan Guarantee Account"; and in the Surplus Account, a Subaccount to be known as the "Series 2000-1 Surplus Subaccount."

          All amounts transferred to the Acquisition Fund, the Administration Fund, the Reserve Fund, the Interest Account, the Principal Account, the Retirement Account, the Alternative Loan Guarantee Fund and the Surplus Account from any other Fund or Account pursuant to the requirements of the Indenture with respect to the Series 2000-1 Notes or the Student Loans Financed with the proceeds thereof shall be deposited to the credit of the Series 2000-1 Acquisition Account, the Series 2000-1 Administration Account, the Series 2000-1 Reserve Account, the Series 2000-1 Interest Subaccount, the Series 2000-1 Principal Subaccount, the Series 2000-1 Retirement Subaccount, the Series 2000-1 Alternative Loan Guarantee Account or the Series 2000-1 Surplus Subaccount, respectively, and as appropriate.

          Except as heretofore provided in this Section 18, nothing herein shall be deemed to prohibit (1) the Trustee from using Balances of any Account or Subaccount established by this Section 18 to remedy deficiencies for which Balances of the Fund or Account in which such Account or

Subaccount is established are subject to use under the Indenture, or (2) the application of Balances of any Account or Subaccount established by this Section 18 for any purpose for which Balances of the Fund or Account in which such Account or Subaccount is established are authorized to be applied by the Indenture.

          When there shall be no Series 2000-1 Notes Outstanding, the Series 2000-1 Acquisition Account and the Series 2000-1 Capitalized Interest Account shall each terminate and any Balance thereof at such time shall be used as other Balances of the Acquisition Fund, and the Series 2000-1 Administration Account and the Series 2000-1 Cost of Issuance Account shall each terminate and any Balance thereof at such time shall be used as other Balances of the Administration Fund. When there shall be no Series 2000-1 Notes Outstanding, the Series 2000- 1 Interest Account shall terminate and any Balance thereof at such time shall be used as other Balances of the Interest Account, the Series 2000-1 Principal Account shall terminate and any Balance thereof at such time shall be used as other Balances of the Principal Account, the Series 2000-1 Retirement Account shall terminate and any Balance thereof at such time shall be used as other Balances of the Retirement Account, the Series 2000-1 Reserve Account shall terminate and any Balance thereof at such time shall be used as other Balances of the Reserve Fund, the Series 2000-1 Alternative Loan Guarantee Account shall terminate and any Balance thereof at such time shall be used as other Balances of the Reserve Fund and the Series 2000-1 Surplus Subaccount shall terminate and any Balance thereof at such time shall be used as other Balances of the Surplus Account.

          Section 19. Series 2000-1 Capitalized Interest Account. A deposit
                      ------------------------------------------
shall be made to the credit of the Series 2000-1 Capitalized Interest Account pursuant to Section 15 of this Second Supplemental Indenture. Notwithstanding the provisions of Section 4.2 of the Indenture, amounts in the Series 2000-1 Capitalized Interest Account or the Series 1999-1 Capitalized Interest Account shall be transferred to the Series 2000-1 Interest Subaccount on any Monthly Payment Date to the extent necessary to remedy any deficiency therein after any required transfers thereto from the Revenue Fund and the Series 2000-1 Surplus Subaccount. The Corporation may, at any time prior to April 3, 2001, by Corporation Order, direct that all or a portion of the Balance in the Series 2000-1 Capitalized Interest Account be transferred to the Series 2000-1 Acquisition Subaccount and thereafter applied in the same manner as those amounts originally deposited to the credit of the Series 2000-1 Acquisition Subaccount pursuant to Section 15 of this Second Supplemental Indenture, provided (i) that the Corporation has certified in such Corporation Order that, based on a Cash Flow Projection, any such amount is not reasonably expected to be needed to remedy a deficiency in the Series 2000-1 Interest Subaccount as described above, and (ii) such transfer and application will not result in the reduction or withdrawal of the outstanding rating assigned by any Rating Agency to the Series 2000-1 Notes, as evidenced in writing to the Trustee by each such Rating Agency. Any amounts remaining in the Series 2000-1 Capitalized Interest Account as of December 1, 2002, shall be transferred by the Trustee to the Series 2000-1 Retirement Account and thereafter applied to the redemption of Series 2000-1 Notes pursuant to Section 16(C) hereof.

          Section 20. Purchase or Origination of Eligible Loans From Series
                      -----------------------------------------------------
2000-1 Acquisition Account and Series 2000-1 Surplus Subaccount. The price paid
---------------------------------------------------------------
to purchase an Eligible Loan from the Balances in the Series 2000-1 Acquisition Account (other than the Eligible Loans to be purchased pursuant to the Series 2000-1 Transfer Agreement, the purchase price for which is set forth in such agreement) or the Series 2000-1 Surplus Subaccount shall not exceed 100% of the remaining unpaid principal amount of such Eligible Loan, plus accrued Special Allowance Payments and noncapitalized borrower interest thereon, if any, to the date of purchase, reasonable transfer, origination and assignment fees, if applicable, and, in the case of FFELP Loans only, a premium which would not cause the weighted average of the premiums paid on all FFELP Loans Financed from the Series 2000-1 Acquisition Account and the Series 2000-1 Surplus Subaccount to exceed 1.75% (or such greater premium the payment of which will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes, Other Indenture Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required transfers to the Indemnification Fund, as shown in a subsequent Cash Flow Projection received by the Trustee, and which will not result in the reduction or withdrawal of the outstanding rating assigned by any Rating Agency to the Series 2000-1 Notes, as evidenced in writing to the Trustee by each such Rating Agency), and as otherwise authorized by Section 4.2 of the Indenture.

          After the purchase of Eligible Loans pursuant to the Series 2000-1 Transfer Agreement, any remaining amounts in the Series 2000-1 Acquisition Account shall be applied to the purchase or origination of Eligible Loans in accordance with the following restrictions:

          (1) No more than $15,000,000 aggregate Principal Balance of Alternative Loans may be so purchased or originated, of which no more than
     (a) $8,250,000 may be "credit ready" Alternative Loans, and (b) $2,250,000 may be Alternative Loans made with respect to students attending schools of less than four (4) years;

          (2) No more than $3,000,000 aggregate Principal Balance of Consolidation Loans may be so purchased or originated; and

          (3) All FFELP Loans so purchased must be from Lenders located in states in the midwestern portion of the United States;

provided that the foregoing restrictions may be exceeded if action will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes, Other Indenture Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required transfers to the Indemnification Fund, as shown in a subsequent Cash Flow Projection received by the Trustee, and which will not result in the reduction or withdrawal of the outstanding rating assigned by any Rating Agency to the Series 2000-1 Notes, as evidenced in writing to the Trustee by each such Rating Agency.

          The Corporation shall not purchase or originate any Financed Student Loans which are subject to any interest rate reduction or other program that would reduce the yield thereon (I) if such yield reduction (a) is more than 2.0% per annum, (b) may commence if any of the first forty-eight (48) consecutive payments have not been received in a timely fashion or (c) may continue if any payments are not received in a timely fashion, or (II)(a) from Balances in the Series 2000-1 Acquisition Account if, as a result of such purchase or origination, the aggregate of the amounts applied from such Balances to the purchase or origination of Student Loans subject to such programs would exceed $61,200,000, or (b) from Balances in the Series 2000-1 Surplus Subaccount if, as a result of such purchase or origination, the aggregate of the amounts applied from such Balances to the purchase or origination of Student Loans subject to such programs would exceed 50% of the aggregate of the amounts applied from such Balances to the purchase or origination of all Student Loans, unless the Corporation delivers to the Trustee (i) a Corporation Certificate certifying that, based on a Cash Flow Projection, the purchase or origination of such Student Loan will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and on Outstanding Other Obligations, to pay Carry- Over Amounts (including accrued interest thereon) with respect to Outstanding Notes or to make required deposits to the Indemnification Fund, and
(ii) written confirmation from each Rating Agency then rating the Series 2000-1 Notes that the purchase or origination of such Student Loan will not result in a reduction or withdrawal of the rating of the Series 2000-1 Notes; provided that the foregoing restrictions shall not apply to the purchase or origination of any Student Loan subject to a yield reduction program which the Corporation may, at its option, discontinue at any time and which would not reduce the yield thereon by more than .25% per annum.

          The Corporation shall not agree to, or permit any Servicer to agree to, any discount or other reduction in the yield on any Student Loan Financed from Balances in the Series 2000-1 Acquisition Account or the Series 2000-1 Surplus Subaccount (other than any such reduction that existed at the time such Student Loan was so Financed) if, as a result thereof, the yield on such Student Loan would be reduced by more than .25% per annum, unless the Corporation delivers to the Trustee (1) a Corporation Certificate certifying that, based on a Cash Flow Projection, such reduction will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and on Outstanding Other Obligations, to pay Carry- Over Amounts (including accrued interest thereon) with respect to Outstanding Notes or to make required deposits to the Indemnification Fund, and (2) written confirmation from each Rating Agency then rating the Series 2000-1 Notes that such reduction will not result in a reduction or withdrawal of the rating of the Series 2000-1 Notes.

          The Corporation shall not purchase or originate any Student Loan from the Balance in the Series 2000-1 Surplus Subaccount (A) after December 31, 2001,
(B) if such Student Loan is an Alternative Loan, unless the Corporation delivers to the Trustee (1) a Corporation Certificate certifying that, based on a Cash Flow Projection, the purchase or origination of such Student Loan will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and on Outstanding Other Obligations, to pay Carry- Over Amounts (including accrued interest thereon) with respect to Outstanding Notes or to make required deposits to the Indemnification Fund, and (2) written confirmation from each Rating Agency then rating the Series 2000-1 Notes that the purchase or origination of such Student Loan will not result in a reduction or withdrawal of the rating of the Series 2000-1 Notes, or (C) if such Student Loan is a FFELP Loan from a Lender located in a state outside the midwestern portion of the United States, the Corporation delivers to the Trustee written confirmation from each Rating Agency then rating the Series 2000-1 Notes that the purchase of such Student Loan will not result in a reduction or withdrawal of the rating of the Series 2000-1 Notes.

          The Corporation shall not purchase or originate any FFELP Loan from the Balances in the Series 2000-1 Acquisition Account or the Series 2000-1 Surplus Subaccount if, as a result of an amendment to the Higher Education Act after the date of this Second Supplemental Indenture (other than an amendment contained in a bill currently pending in Congress and subsequently enacted into law), such FFELP Loan bears a rate of interest that is lower than the rate of interest such FFELP Loan would have borne under the Higher Education Act as it currently exists, unless the Corporation delivers to the Trustee (1) a Corporation Certificate certifying that, based on a Cash Flow Projection, the purchase or origination of such FFELP Loan will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and on Outstanding Other Obligations, to pay Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes or to make required deposits to the Indemnification Fund, and (2) written confirmation from each Rating Agency then rating the Series 2000-1 Notes that the purchase or origination of such FFELP Loan will not result in a reduction or withdrawal of the rating of the Series 2000-1 Notes.

          If the Corporation purchases any Student Loans from Balances in the Series 2000- 1 Surplus Subaccount that do not constitute Eligible Loans, it shall give written notice of such purchase to each Rating Agency then rating the Series 2000-1 Notes.

          Any Student Loans Financed from Balances in the Series 2000-1 Surplus Subaccount prior to April 2, 2001, and constituting Eligible Loans shall, upon the financing thereof, be credited to, and included in the Balance of, the Series 2000-1 Acquisition Account, and shall not be deemed to have been Financed with moneys in the Surplus Account but to have been Financed with moneys in the Acquisition Fund.

          Section 21.  Limitation on Costs of Issuance, Administrative Expenses
                       --------------------------------------------------------
and Note Fees. The Corporation covenants and agrees that the Costs of Issuance,
-------------
Administrative Expenses and Note Fees to be paid, or reimbursed to the Corporation, from the Administration Fund shall not exceed the aggregate amount thereof specified in the Closing Cash Flow Projection, unless the Corporation delivers to the Trustee (i) a Corporation Certificate certifying that, based on a Cash Flow Projection, the payment or reimbursement of a greater amount of Costs of Issuance, Administrative Expenses and Note Fees from the Administration Fund will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and on Outstanding Other Obligations, to pay Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes or to make required deposits to the Indemnification Fund and
(ii) written confirmation from each of the Rating Agencies then rating the Series 2000-1 Notes to the effect that payment or reimbursement of such additional Costs of Issuance, Administrative Expenses or Note Fees will not result in a reduction or withdrawal of the rating of the Series 2000-1 Notes.

          Section 22.  Proceeds of Sales of Certain Student Loans To Be
                       ------------------------------------------------
Deposited in the Acquisition Fund. The Trustee shall deposit in the Acquisition
---------------------------------
Fund the proceeds of the resale to a Lender of any Student Loans Financed with proceeds of the Series 2000-1 Notes pursuant to such Lender's repurchase obligation under the applicable Student Loan Purchase Agreement upon receipt thereof from the Corporation, to the extent directed in a Corporation Order and received by the Trustee prior to April 2, 2001. Any such proceeds received by the Trustee after such date shall be deposited in the Revenue Fund.

          Section 23.  Certain Findings, Determinations and Designations. The
                       -------------------------------------------------
Corporation hereby finds and determines as follows:

          (A) The Original Indenture, except as provided in the First Supplemental Indenture, has not been amended, supplemented or repealed since the execution thereof. This Second Supplemental Indenture amends and supplements the Indenture, constitutes defined and used in the Indenture and is executed under and pursuant to the Indenture.

          (B) No Note, other than the Series 1999-1 Notes, have heretofore been issued under the Indenture. The Series 2000-1A Notes and the Series 2000-1B Notes constitute, and are hereby designated as, "Class A Notes" within the meaning of the term as defined and used in the Indenture, and the Series 2000-1C Notes constitute, and are hereby designated as, "Class B Notes" within the meaning of the term as defined and used in the Indenture.

          (C)  Upon receipt of the proceeds of the sale of the Series 2000-1
     Notes: (1) the Trust Estate pledged under the Indenture will not be encumbered by any lien or charge thereon or pledge thereof, other than the lien and charge thereon and pledge thereof created by the Indenture for the payment and security of the Notes; and (2) there will not be outstanding any bonds, notes or other evidences of indebtedness payable from and secured by a lien on or pledge or charge upon the Trust Estate pledged under the Indenture other than the Series 2000-1 Notes.

          (D) There does not exist an "Event of Default," within the meaning of such term as defined in the Indenture, which is continuing, nor does there exist any condition which, after the passage of time, would constitute such an "Event of Default."

          Section 24.  Amendment of Section 1 of the First Supplemental
                       ------------------------------------------------
Indenture. The definition of the following term contained in Section 1 of the
---------
First Supplemental Indenture is hereby amended to read as follows:

          "Eligible Carry-Over Make-Up Amount" shall mean, with respect to each Interest Period relating to a series of Series 1999-1 Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such series in respect of such Interest Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Series 1999-1 Note Auction Rate, and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period. The Eligible Carry-Over Make-Up Amount shall be $0.00 for any Interest Period with respect to which the Series 1999-1 Note Auction Rate equals or exceeds the Net Loan Rate.

          Section 25.  Amendment of Granting Clauses of the Indenture. The
                       ----------------------------------------------
Granting Clauses of the Indenture are hereby amended to read as follows:

          The Corporation, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Notes by the Holders thereof, the execution and delivery of any Swap Agreement (as hereinafter defined) by any Swap Counterparty (as hereinafter defined), the execution and delivery of any Credit Enhancement Facility (as hereinafter defined) by any Credit Facility Provider (as hereinafter defined), the execution and delivery of any Demand Purchase Agreement (as hereinafter defined) by any Credit Facility Provider, and the acknowledgment thereof by the Trustee, in order to secure the payment of the principal of, premium, if any, and interest on and any Carry-Over Amounts (and accrued interest thereon) with respect to the Notes according to their tenor and effect and the performance and observance by the Corporation of all the covenants expressed or implied herein and in the Notes and in any such Swap Agreement, Credit Enhancement Facility or Demand Purchase Agreement, does hereby grant to the Trustee, and to its successors in trust, and to them and their assigns, forever, a security interest in the following (the "Trust Estate"):

                             GRANTING CLAUSE FIRST


          All rights, title, interest and privileges of the Corporation (1) with respect to Financed Student Loans, in, to and under the Federal Reimbursement Contracts, any Servicing Agreement, the Student Loan Purchase Agreements (including, but not limited to, those agreements described in Exhibits H-1 and H-2 to the First Supplemental Indenture and in Exhibits H-1 and H-2 to the Second Supplemental Indenture), the Transfer Agreements, any Non-Delivery Fees and the Guarantee Agreements, (2) in, to and under all Financed Student Loans (including the evidences of indebtedness thereof and related documentation), the proceeds of the sale of the Notes (until expended for the purpose for which the Notes were issued) and the revenues, moneys, evidences of indebtedness, instruments, securities and other financial assets (including any earnings thereon) in and payable into the Acquisition Fund, Note Fund, Revenue Fund, Reserve Fund, Administration Fund,

     Indemnification Fund, Alternative Loan Guarantee Fund and Surplus Fund, and any deposit accounts or securities accounts to which such Financed Student Loans, proceeds, revenues, moneys, evidences of indebtedness, instruments, securities and other financial assets may be credited, including, without limitation, the Acquisition Fund, Note Fund, Revenue Fund, Reserve Fund, Administration Fund, Indemnification Fund, Alternative Loan Guarantee Fund and Surplus Fund and any Accounts or Subaccounts therein, in the manner and subject to the prior applications provided in Article Four hereof, and (3) in, to and under any Credit Enhancement Facility, any Demand Purchase Agreement, any Swap Agreement, any Swap Counterparty Guarantee, any Depositary Agreement, any Remarketing Agreement, any Auction Agent Agreement and any Broker-Dealer Agreement, all as hereinbefore and hereinafter defined, including any contract or any evidence of indebtedness or other rights of the Corporation to receive any of the same whether now existing or hereafter coming into existence, and whether now or hereafter acquired;

                            GRANTING CLAUSE SECOND

          All proceeds from any property described in these Granting Clauses and any and all other property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, pledged, assigned or transferred, as and for additional security hereunder by the Corporation or by anyone in its behalf or with its written consent to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof;

          TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said trust and to them and their assigns forever;

          IN TRUST NEVERTHELESS, upon the terms and trust herein set forth (i) for the equal and proportionate benefit, security and protection of all present and future Senior Beneficiaries (as hereinafter defined), without privilege, priority or distinction as to lien or otherwise of any of the Senior Beneficiaries over any of the other, (ii) for the equal and proportionate benefit, security and protection of all present and future Subordinate Beneficiaries (as hereinafter defined), without privilege, priority or distinction as to the lien or otherwise of any of the Subordinate Beneficiaries over any of the other, but on a basis subordinate to the Senior Beneficiaries on the terms described herein, and (iii) for the equal and proportionate benefit, security and protection of all present and future Holders of Class C Notes (as hereinafter defined), but on a basis subordinate to the Senior Beneficiaries and the Subordinate Beneficiaries on the terms described herein;

          PROVIDED, HOWEVER, that if the Corporation, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of and premium, if any, on the Notes and the interest and any Carry-Over Amounts (and accrued interest thereon) with respect thereto due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Notes, according to the true intent and meaning thereof, and shall make the payments into the Trust Funds as required under Article Four hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee sums sufficient for payment of the entire amount due and to become due thereon as herein provided, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay to the Trustee, any Swap Counterparty and any Credit Facility Provider all sums of money due or to become due to them in accordance with the terms and provisions hereof, then (except as provided in Section 4.5 hereof or otherwise provided in a Supplemental Indenture) this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect.

          Section 26.  Amendment of Section 1.1 of the Indenture. The
                       -----------------------------------------
definitions of the following terms contained in Section 1.1 of the Indenture are hereby amended to read as follows:


          "Fitch" shall mean Fitch, Inc., its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of the Corporation.


          "Guarantee Agency" shall mean (1) Education Assistance Corporation, and its successors and assigns, including, without limitation, the Secretary of Education, (2) Pennsylvania Higher Education Assistance Agency, and its successors and assigns, including, without limitation, the Secretary of Education, (3) United Student Aid Funds, Inc., and its successors and assigns, including, without limitation, the Secretary of Education, (4) Student Loans of North Dakota, and its successors and assigns, including, without limitation, the Secretary of Education, (5) Northwest Education Loan Association, and its successors and assigns, including, without limitation, the Secretary of Education, (6) Great Lakes Higher Education Guaranty Corporation, and its successors and assigns, including, without limitation, the Secretary of Education, (7) Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.), and its successors and assigns, including, without limitation, the Secretary of Education, (8) Iowa College Aid Commission, and its successors and assigns, including, without limitation, the Secretary of Education, (9) Missouri Coordinating Board for Higher Education, and its successors and assigns, including, without limitation, the Secretary of Education, (10) Illinois Student Assistance Commission, and its successors and assigns, including, without limitation, the Secretary of Education, (11) California Student Aid Commission, and its successors and assigns, including, without limitation, the Secretary of Education, (12) Oregon Student Assistance Commission, and its successors and assigns, including, without limitation, the Secretary of Education, assigns, including, without limitation, the Secretary of Education, (14) the Secretary of Education, to the extent the Secretary of

     Education has directly insured or guaranteed FFELP Loans, or (15) any other state agency or private nonprofit institution or organization which administers a Guarantee Program, subject to confirmation of ratings on any Outstanding Unenhanced Notes or, if no Unenhanced Notes are then Outstanding but Other Obligations are Outstanding, consent of each Other Beneficiary holding such Outstanding Other Obligations, as evidenced in writing to the Trustee by each such Other Beneficiary.


          "Guarantee Agreements" shall mean, collectively, (1) that certain Lender Agreement for Guarantee of Student Loans With Federal Reinsurance, dated July 3, 1997, and those certain Certificates of Comprehensive Insurance, dated September 12, 1997, September 29,1998, October 1, 1999, and October 11, 2000, respectively, each between the Trustee and Education Assistance Corporation, (2) that certain Lender Agreement for Guarantee of Student Loans With Federal Reinsurance, dated February 28, 1994, between the Trustee and Pennsylvania Higher Education Assistance Agency, (3) that certain Agreement to Guarantee Loans, dated July 11, 1997, between the Trustee and United Student Aid Funds, Inc., (4) that certain Lender Participation Agreement for Insurance, dated July 8, 1997, between the Trustee and Student Loans of North Dakota, (5) that certain Agreement to Guarantee Loans, dated March 22, 1999, between the Trustee and Northwest Education Loan Association, (6) that certain Student Loan Guaranty, dated July 15, 1997, between the Trustee and Great Lakes Higher Education Guaranty Corporation, (7) that certain Agreement for Payment on Guarantee of Student Loans With Federal Reinsurance, dated December 15, 1994, between the Trustee and Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.), (8) that certain Agreement to Guarantee Loans, dated July 15, 1997, and that certain Agreement to Guarantee PLUS/SLS Loans, dated July 15, 1997, each between the Trustee and Iowa College Aid Commission, (9) that certain Agreement to Guarantee Federal Stafford Loans (Subsidized and Unsubsidized), Federal PLUS Loans, Federal SLS Loans, dated July 15, 1997, between the Trustee and Missouri Coordinating Board for Higher Education, (10) those certain Holder Agreements, dated July 7, 1997, and January 7, 2000, respectively, each between the Trustee and Illinois Student Assistance Commission, (11) that certain Agreement to Guarantee Loans Made by a Commercial Lender, dated July 10, 1997, that certain Agreement to Guarantee CLAS Program Loans Made by a Commercial Lender, dated July 10, 1997, that certain Consolidation Loan Program Lender Participation Agreement, dated July 6, 1997, and that certain Certificate of Comprehensive Insurance (for Federal Consolidation Loans made in accordance with Title IV, Part B of the Higher Education Act of 1965, as amended), dated July 17, 1997, each between the Trustee and California Student Aid Commission, (12) that certain Agreement to Endorse Loans, dated April 8, 1999, between the Trustee and Oregon Student Assistance Commission, (13) that certain Lender Participation Agreement, dated April 18, 2000, that certain Consolidation Loans Lender Participation Agreement, dated April 18, 2000, and that certain Certificate of Comprehensive Insurance, dated April 18, 2000, each between the Trustee and Texas Guaranteed Student Loan Corporation, and (14) any other agreement between a Guarantee Agency and the Trustee providing for the insurance or guarantee by such Guarantee

     Agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on FFELP Loans acquired by the Trustee from time to time, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof and hereof.

          Section 27.  Amendment of Section 4.10 of the Indenture. The first and
                       ------------------------------------------
third paragraphs of Section 4.10 of the Indenture are hereby amended to read as follows:


          The Notes, including the principal thereof, premium, if any, and interest thereon and any Carry-Over Amounts (and accrued interest thereon) with respect thereto, and Other Obligations shall be limited obligations of the Corporation specifically secured by the Trust Estate as provided in the Granting Clauses hereof. Financed Student Loans purchased with the proceeds of the Corporation's bonds, notes or other obligations as described in
     Section 4.8 hereof, or resold to a Lender or SLFC pursuant to its repurchase obligation under a Student Loan Purchase Agreement, or sold or exchanged for Eligible Loans in accordance with the provisions of Section
     4.2 or Section 4.8 hereof, shall, contemporaneously with receipt by the Trustee of the purchase price thereof in freely transferable funds, including any Eligible Loans to be received in exchange therefor, no longer be pledged to nor serve as security for the principal of, premium, if any, and interest on and any Carry-Over Amounts (and accrued interest thereon) with respect to the Notes or any Other Obligations.


          The Notes, including the principal thereof, premium, if any, and interest thereon and any Carry-Over Amounts (and accrued interest thereon) with respect thereto, and any Other Obligations shall be secured hereunder by the foregoing pledge of the Trust Estate hereby made, and by a lien thereon, subject to the priorities expressly provided in Section 3.12 or elsewhere herein. The pledge in the Granting Clauses hereof shall constitute a prior and paramount lien and charge on the Trust Estate from time to time held hereunder (subject only to the valid exercise of the constitutional powers of the United States of America, valid bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights, and to the provisions of this Indenture permitting the application of the Trust Estate for the purposes and on the terms and conditions hereof), over and ahead of any claims (whether in tort, contract or otherwise irrespective of whether the parties possessing such claims have notice of the foregoing pledges or charges), encumbrances or obligations of any nature hereafter arising or incurred, and over and ahead of all other indebtedness payable from or secured by such revenues which may hereafter be created or incurred. The pledge of the Trust Estate made herein and hereby shall be valid and binding from the time of the delivery of and payment for the first series of Notes issued hereunder, and the Trust Estate shall thereupon be immediately subject to the lien, pledge and charge hereof upon receipt thereof by the Corporation, SLFC or any Lender, Transferor,

     Servicer, Trustee, Paying Agent, Deposit Agent, Remarketing Agent, Depositary, Auction Agent or Broker-Dealer, or any agent thereof, without any physical delivery or segregation thereof or further act.

          Section 28.  Amendment of Section 4.11 of the Indenture. Section 4.11
                       ------------------------------------------
of the Indenture is hereby amended to read as follows:


          Section 4.11. Investments. Moneys held by the Trustee or any Deposit
                        -----------
     Agent for the credit of any Fund or Account shall be invested by the Trustee or such Deposit Agent, in accordance with the Sections hereof relating to such Funds and Accounts, as directed by the Corporation, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemable at no less than the Value of Investment Securities thereof at the option of the holder prior to the respective dates when the moneys held for the credit of such Fund or Account will be required for the purposes intended.

          Subject to the right of the Corporation to direct the investment of funds hereunder, moneys in any Fund or Account or any combination of Funds and Accounts shall be continuously invested and reinvested or deposited and redeposited by the Trustee or any Deposit Agent in the highest yield Investment Securities reasonably known to the Trustee or such Deposit Agent, with a view toward maximizing yield (with proper preservation of principal) and minimizing the instances of uninvested funds. The Investment Securities purchased shall be held by the Trustee or any Deposit Agent and shall be deemed at all times to be part of such Fund or Account or combination thereof, and the Trustee or any Deposit Agent shall inform the Corporation of the details of all such investments. The Trustee or any Deposit Agent shall sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide moneys to meet any payment from such Fund or Account. The Trustee may purchase from or sell to itself or an affiliate, as principal or agent, any Investment Securities. The Trustee or any Deposit Agent shall advise the Corporation in writing, on or before the fifth day of each calendar month, of all investments held for the credit of each Fund or Account in its custody under the provisions of this Indenture as of the end of the preceding month.


          Any investment of funds in Investment Securities shall be held by a securities intermediary (as defined in Section 8-102 of the UCC) in accordance with the following requirements:


               (i) all Investment Securities shall be held in a securities account (as defined in Section 8-501 of the UCC) with such securities intermediary in the name of the Trustee;

               (ii) all Investment Securities held in such account shall be delivered to the Trustee in the following manner:

                    (A) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC (other than certificated securities) and are susceptible of physical delivery, transferred to the Trustee by physical delivery to the Trustee, indorsed to, or registered in the name of, the Trustee or its nominee or indorsed in blank; or such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Investment Securities to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                    (B) with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transferred:

                         (1) by physical delivery of such certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trustee or indorsed in blank;

                         (2) by physical delivery of such certificated security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Trustee if the certificated security has been specially indorsed to the Trustee by an effective indorsement;

                    (C) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book- entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the securities intermediary on behalf of the Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Trustee; or such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Investment Securities to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                    (D) with respect to any "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) that is not governed by clause (C) above, transferred:


                         (1) by registration to the Trustee as the registered owner thereof, on the books and records of the issuer thereof or




                         (2) by the issuer thereof having agreed that it will comply with instructions originated by the Trustee without further consent of the registered owner thereof;

                    (E) with respect to any "security entitlement" (as defined in Section 8-102(a)(17) of the UCC):


                         (1)  by a securities intermediary which

                              (A) indicates by book entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Trustee's "securities account" (as defined in Section 8-501(a) of the UCC),

                              (B) receives a financial asset (as so defined) from the Trustee or acquires a financial asset for the Trustee, and, in either case, accepts it for credit to the Trustee's securities account (as so defined),

                              (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Trustee's securities account, or

                              (D)  has agreed that it will comply with
                         "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Trustee, without further consent by the

                         "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), and

                         (2) such financial asset either is such Investment Security or a security entitlement evidencing a claim thereto; and

                    (F) in each case of delivery contemplated pursuant to clauses (A) through (E) above, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Investment Security is held in trust pursuant to and as provided in this Indenture.


     All Investment Securities and all cash held by the Trustee shall be considered a financial asset (as defined in Section 8-102 of the UCC) for purposes of this Indenture .. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this paragraph.

          The Trustee agrees that it has no security interest or other adverse claim to the Funds and Accounts or the Investment Securities therein that are part of the Trust Estate other than pursuant to this Indenture and that it will not enter into any agreement that would give any Person or entity other than the Trustee the right to give entitlement orders with respect to such Investment Securities or the Funds and Accounts.


          All terms not otherwise defined herein have the meanings assigned to them by Articles 1 and 9 of the UCC, as it may be amended, reenacted or otherwise in effect from time to time.

          Section 29.  Amendment of Section 5.11 of the Indenture. Section 5.11
                       ------------------------------------------
of the Indenture is hereby amended to read as follows:


          Section 5.11. Further Assurances. The Corporation shall at any and all
                        ------------------
     times, insofar as it may be authorized so to do, pass, make, do, execute, acknowledge and deliver all and every such further resolutions, indentures, acts, deeds, conveyances, assignments, transfers and assurances as may be necessary or desirable for the better assuring, conveying, granting, assigning and confirming any and all of the Trust Estate hereby pledged or charged with or assigned to the payment of the Notes, any Swap Agreement, Credit Enhancement Facility or Demand Purchase Agreement or intended so to be, or which the Corporation may hereafter become bound to pledge or charge or assign.

          Section 30. Amendment of Section 5.12 of the Indenture. The first two
                      ------------------------------------------
paragraphs of Section 5.12 of the Indenture are hereby amended to read as follows:


          Section 5.12. Protection of Security; Power To Issue Bonds and Pledge
                        -------------------------------------------------------
     Revenues and Other Funds. The Corporation is duly authorized under all
     ------------------------
     applicable law to create and issue the Notes, to enter into this Indenture, to enter into Other Obligations and to pledge the Trust Estate purported to be pledged by this Indenture in the manner and to the extent provided in this Indenture. The Trust Estate so pledged is and will be free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, or of equal rank with, the pledge created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Corporation to that end has been duly and validly taken. The Notes and the provisions of this Indenture, each Supplemental Indenture and each Other Obligation are and will be valid and legally enforceable obligations of the Corporation in accordance with their terms and the terms of this Indenture and each Supplemental Indenture. The Corporation shall at all times, to the extent permitted by law, defend, preserve and protect the pledge of the Trust Estate pledged under this Indenture and each Supplemental Indenture and all the rights of the Beneficiaries hereto against all claims and demands of all Persons whomsoever.

          The pledge of the Trust Estate made hereby includes the pledge of any contract or any evidence of indebtedness or other rights of the Corporation to receive any of the same, whether now existing or hereafter coming into existence, and whether now or hereafter acquired, and the proceeds thereof.


          Section 31. Amendment of Section 5.13 of the Indenture. Section 5.13
                      ------------------------------------------
of the Indenture is hereby amended to read as follows:


          Section 5.13. No Encumbrances. The Corporation will not create, or
                        ---------------
     permit the creation of, any pledge, lien, charge or encumbrance upon the Trust Estate pledged under this Indenture, except only as to a lien subordinate to the lien of this Indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of the Corporation the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the Outstanding Notes (but only upon receipt by the Trustee of an opinion of Counsel that the creation of such lien will not be prejudicial to the Trustee or the Holders of any Outstanding Notes or any Other Beneficiary) or as otherwise provided in or permitted by this Indenture. The Corporation will not issue any bonds or other evidences of indebtedness, other than the Notes as permitted by this Indenture and other than Swap Agreements, Credit Enhancement Facilities and Demand Purchase Agreements relating to Notes as permitted by this Indenture, secured by a pledge of the Trust Estate herein pledged or held aside by the Corporation or by a fiduciary under this Indenture, creating a lien or charge on the Trust Estate equal or superior to the lien of this Indenture; provided that nothing in this Indenture shall prevent the Corporation from issuing obligations secured by assets and revenues of the Corporation other than the Trust Estate pledged in this Indenture.

          Section 32. Consent of Series 2000-1 Noteholders to Amendments to
                      -----------------------------------------------------
First Supplemental Indenture and Indenture. Each Holder of Series 2000-1 Notes,
------------------------------------------
by his acceptance thereof, shall be deemed to have consented to the amendment to the First Supplemental Indenture contained in Section 24 and each of the amendments to the Indenture contained in Sections 25 through 31 of this Second Supplemental Indenture.

          Section 33. Governing Law. This Second Supplemental Indenture shall be
                      -------------
governed by and be construed in accordance with the laws of the State without giving effect to the conflicts-of-laws principles thereof; provided that those provisions of this Second Supplemental Indenture relating to the rights and duties of the Auction Agent shall be governed by and be construed in accordance with the laws of the State of New York.

          Section 34. Section Headings; Table of Contents. The headings or
                      -----------------------------------
titles of the several sections hereof shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this Second Supplemental Indenture.

          Section 35. Severability. If any provision of this Second Supplemental
                      ------------
Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

          The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Second Supplemental Indenture contained shall not affect the remaining portions of this Second Supplemental Indenture or part thereof.

          Section 36. Counterparts.  This Second Supplemental Indenture may be
                      ------------
simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 37. Effect of Second Supplemental Indenture. Upon the
                      ---------------------------------------
execution and delivery of this Second Supplemental Indenture, the First Supplemental Indenture shall be amended in accordance herewith, the Indenture shall be amended and supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes and every Holder of Notes hereafter authenticated and delivered and Other Beneficiary under the Indenture shall be bound hereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

                                             EDUCATION LOANS INCORPORATED



                                             By /s/ A. Norgrin Sanderson
                                                --------------------------------
                                                     President

Attest:


/s/ Rollyn Samp
----------------------------------
         Secretary


                                             U.S. BANK NATIONAL ASSOCIATION,
                                               as Trustee



                                             By /s/ G. S. Kessler
                                                --------------------------------
                                                    Assistant Vice President



Attest:


/s/ Lori-Anne Rosenberg
----------------------------------
       Trust Officer

                                   EXHIBIT A
                                   ---------

                      FORM OF SERIES 2000-1 SENIOR NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                         EDUCATION LOANS INCORPORATED

                        STUDENT LOAN ASSET-BACKED NOTE
                           SENIOR SERIES 2000-1A [B]
                                    CLASS A


No. R___                                                                  $_____



          Stated              Date of Original        Interest
       Maturity Date                Issue                Rate      CUSIP
       -------------          ----------------        ----------   -----

       December 1, 2035       December 5, 2000        Variable    _______


REGISTERED HOLDER:            CEDE & CO.


PRINCIPAL AMOUNT:


          FOR VALUE RECEIVED, EDUCATION LOANS INCORPORATED, a corporation organized under the laws of the State of Delaware (the "Corporation," which term includes any successor corporation under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the "Registered Holder"), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2000-1 Notes

(as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Series 2000-1 Note Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. in the city in which the Principal Office of the Note Registrar is located on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2000-1 Notes in the aggregate principal amount of $1,000,000 or more, at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. in the city in which the Principal Office of the Paying Agent is located on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, premium, if any, and interest on this Note are payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a special record date for the payment of any such defaulted interest. Such special record date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

          This Note is one of an authorized issue of Notes (the "Notes"), issued and to be issued by the Corporation in one or more series pursuant to an Indenture of Trust, dated as of December 1, 1999 (as supplemented and amended, the "Indenture"), as amended and supplemented by a First Supplemental Indenture of Trust, dated as of December 1, 1999, and a Second Supplemental Indenture of Trust, dated as of December 1, 2000 (the "Second Supplemental Indenture"), each between the Corporation and U.S. Bank National Association, in Minneapolis, Minnesota, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture). As provided in the Indenture, the Notes are issuable in series which may vary as in the Indenture provided or permitted. This Note is one of a series issued in an aggregate principal amount of $54,100,000 (the "Series 2000-1A [B] Notes"). The Series 2000- 1A [B] Notes are issued simultaneously with one other series of Class A Notes issued in the aggregate principal amount of $54,100,000 (the "Series 2000-1B [A] Notes" and, together with the Series 2000-1A [B] Notes, collectively referred to herein as the "Series 2000-1 Senior Notes"), and a series of Class B Notes issued in the aggregate principal amount of

$22,000,000 (the "Series 2000-1C Notes" and, together with the Series 2000-1 Senior Notes, collectively referred to herein as the "Series 2000-1 Notes"). The proceeds of the Series 2000-1 Notes will be used by the Corporation to (a) acquire student loan notes incurred under the Higher Education Act and under certain Alternative Loan Programs, (b) fund the Reserve Fund, (c) pay a portion of the interest coming due on the Series 2000-1 Notes and (d) pay Costs of Issuance of the Series 2000-1 Notes. The Series 2000-1 Senior Notes are being issued on a parity, and are equally and ratably secured under the Indenture, with the Corporation's Student Loan Asset-Backed Notes, Senior Series 1999-A and 1999-B, issued under the Indenture as Class A Notes in the original aggregate principal amount of $117,000,000, and the Series 2000-1C Notes are being issued on a parity, and are equally and ratably secured under the Indenture, with the Corporation's Student Loan Asset-Backed Notes, Subordinate Series 1999-1C, issued under the Indenture as Class B Notes in the original principal amount of $9,300,000.

          Reference is hereby made to the Indenture, copies of which are on file in the principal corporate trust office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the various classes of Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of, premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Corporation thereunder, payable from such revenues and other moneys thereunder as Senior Obligations, Subordinate Obligations or Class C Notes; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Corporation and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2000-1 Senior Notes are being issued as, and will constitute, Class A Notes under the Indenture. The Series 2000-1C Notes are being issued as, and will constitute, Class B Notes under the Indenture.

          The Notes and Other Obligations are limited obligations of the Corporation, payable solely from the revenues and assets of the Corporation pledged therefor under the Indenture, including certain notes evidencing Student Loans and the proceeds of the Corporation's bonds, notes or other evidences of indebtedness, if any, issued with respect to the Notes.

          Interest payable on this Note shall be computed on the basis of actual days elapsed and accrue daily from the date hereof (on the basis of a 360-day year), and is payable on each regularly scheduled Interest Payment Date prior to the Maturity of this Note and at the Maturity of this Note. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity of this Note, the last day preceding the date of such Maturity. The Series 2000-1 Note Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

          The unpaid principal amount hereof from time to time outstanding shall bear interest at a Series 2000-1 Note Auction Rate, as described below, payable on each Interest Payment Date and at the Maturity hereof, such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

          During the Initial Interest Period, this Note shall bear interest at the Series 2000-1 Note Initial Interest Rate. Thereafter until an Auction Period Adjustment, if any, this Note shall bear interest at a Series 2000-1 Note Auction Rate based on an Auction Period that shall generally consist of 28 days, all as determined in the Second Supplemental Indenture.

          The Series 2000-1 Note Auction Rate to be borne by this Note after the Initial Interest Period for each Auction Period until an Auction Period Adjustment, if any, shall be the lesser of (i) the Net Loan Rate in effect for such Auction Period, (ii) the Auction Rate determined in accordance with the applicable provisions of the Second Supplemental Indenture and (iii) the Series 2000-1 Note Auction Rate Limitation.

          In no event shall the Series 2000-1 Note Auction Rate on this Note exceed the Series 2000-1 Note Auction Rate Limitation.

          The Interest Period, including, without limitation, an Auction Period, the applicable Series 2000-1 Note Auction Rate, the method of determining the applicable Series 2000-1 Note Auction Rate on each of the Series 2000-1A [B] Notes and the Auction Procedures related thereto, including, without limitation, required notices thereof to the Holders or Existing Holders of the Series 2000-1 Senior Notes, an Auction Period Adjustment, a change in the Auction Date and the Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of the Second Supplemental Indenture and the Auction Agent Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

          If the Auction Rate for the Series 2000-1A [B] Notes is greater than the Net Loan Rate, then the Series 2000-1 Note Auction Rate applicable to the Series 2000-1 Notes for that Interest Period will be the Net Loan Rate. If the Series 2000-1 Note Auction Rate applicable to the Series 2000-1A [B] Notes for any Interest Period is the Net Loan Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to the Series 2000-1A [B] Notes for such Interest Period.

Such Carryover Amount shall bear interest calculated at a rate equal to One-Month LIBOR from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated until paid. For purposes of this Note, any reference to "principal" or "interest" herein shall not include within the meaning of such words Carry-Over Amount or any interest accrued on any such Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series 2000-1A [B] Note by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to each Holder's Series 2000-1A [B] Note, which written notice may accompany the payment of interest by check made to each such Holder on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first class mail, postage prepaid, to each such Holder at such Holder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series 2000-1A [B] Note has been redeemed or has been deemed no longer Outstanding under the Second Supplemental Indenture (after which no Carry-Over Amount shall be paid with respect to a Series 2000-1A [B] Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on such Series 2000-1A [B] Note on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that
(l) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (2) moneys are available pursuant to the terms of the Second Supplemental Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is cancelled.

          The Carry-Over Amount for the Series 2000-1A [B] Notes shall be paid by the Trustee on Outstanding Series 2000-1A [B] Notes on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that
(i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) moneys in the Surplus Account are available on such Interest Payment Date for transfer to the Interest Account for such purpose in accordance with the applicable provisions of the Indenture, after taking into account all other amounts payable from the Surplus Fund on such Interest Payment Date. Any Carry- Over Amount (and any interest accrued thereon) which is unpaid as of an Interest Payment Date with respect to any Series 2000-1A [B] Note, which Series 2000-1A [B] Note is to be redeemed or deemed no longer Outstanding under the Second Supplemental Indenture on such Interest Payment Date, shall be paid to the Holder thereof on such Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (b); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on such Interest Payment Date shall be cancelled with respect to such Series 2000-1A [B] Note on such Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date or Dates, as necessary, for a subsequent Interest Period or Periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 2000-1A [B] Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series 2000-1A [B] Note of the Carry-Over Amount remaining unpaid on such Series 2000- 1A [B] Note.

          The Interest Payment Date in such subsequent Interest Period on which such Carry-Over Amount for the Series 2000-1A [B] Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount in the same manner as, and from the same Account from which, it pays interest on the Series 2000-1A [B] Notes on an Interest Payment Date.

          By purchasing Series 2000-1A [B] Notes, whether in an Auction or otherwise, each purchaser of the Series 2000-1A [B] Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described in the Second Supplemental Indenture, (ii) to have its beneficial ownership of the Series 2000-1A [B] Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request. So long as the ownership of Series 2000-1A [B] Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series 2000-1A [B] Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2000-1A [B] Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer.

          The determination of a Series 2000-1 Note Interest Rate by the Auction Agent or any other authorized Person pursuant to the provisions of the Second Supplemental Indenture shall be conclusive and binding on the Holders of the Series 2000-1A [B] Notes to which such Series 2000-1 Note Interest Rate applies, and the Corporation and the Trustee may rely thereon for all purposes.

          Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the date of issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

          Subject to compliance with the provisions of the Indenture relating to certain asset requirements, Outstanding Series 2000-1 Notes shall be redeemed, in part, on the first regularly scheduled Interest Payment Date occurring after April 2, 2001 for which notice can be given in accordance with the requirements of the Second Supplemental Indenture, at a Redemption Price equal to 100% of the principal amount of Series 2000-1 Notes so redeemed, from proceeds of the Series 2000-1 Notes constituting a portion of the Balance of the Acquisition Fund that have not been used to acquire Eligible Loans and from that portion of the Reserve Fund which, if left in the Reserve Fund upon such redemption, would cause the Balance in the Reserve Fund to exceed the Reserve Fund Requirement, calculated giving effect to such redemption.

          Subject to compliance with the provisions of the Indenture relating to certain asset requirements, Outstanding Series 2000-1A [B] Notes shall be redeemed on any regularly scheduled Interest Payment Date, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof to be redeemed, from that portion of the balance of the Series 2000-1 Surplus Subaccount that has been on deposit therein for at least 12 months, has not been used to acquire Student Loans and as to which the Corporation has failed to certify to the Trustee is necessary to pay debt service on the Outstanding Notes or on Outstanding Other Obligations, Carry-Over Amounts, including accrued interest thereon, with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund.

          Subject to compliance with the provisions of the Indenture relating to certain asset requirements and certain other requirements, Outstanding Series 2000-1A [B] Notes may, at the option of the Corporation, be redeemed on any regularly scheduled Interest Payment Date, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof to be redeemed, from amounts credited to the Retirement Account for such purpose.

          If not all Series 2000-1 Notes are to be redeemed, the particular Series 2000-1 Notes to be redeemed are to be selected as provided in the Indenture.

          Notice of redemption shall be given by first-class mail mailed at least 15 days before the Redemption Date to each Holder of Series 2000-1A [B] Notes to be redeemed at his last address appearing on the Note Register; but no defect in or failure to give such notice of redemption shall affect the validity of proceedings for redemption of any Series 2000-1A [B] Notes not affected by such defect or failure. All Series 2000-1A [B] Notes so called for redemption will cease to bear interest on such Redemption Date, provided funds for their redemption have been duly deposited, and, except for the purpose of payment, shall no longer be protected by the Indenture and shall not be deemed Outstanding thereunder.

          It is provided in the Indenture that Series 2000-1A [B] Notes of a denomination larger than $50,000 may be redeemed in part ($50,000 or an integral multiple thereof) and that upon any partial redemption of any such Series 2000-1A [B] Note the same shall be surrendered in exchange for one or more new Notes of the same series in authorized form for the unredeemed portion of principal.

          If provision is made for the payment of principal of, premium, if any, and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

          If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Corporation with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Class A Notes at the time Outstanding, if affected thereby, and the consent of the Holders of two-thirds of the aggregate principal amount of Class B Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Class A Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Class B Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          This Note is transferable by the Registered Holder hereof upon surrender of this Note for transfer at the Principal Office of the Note Registrar (which shall be the Trustee unless and until an Authenticating Agent becomes the Note Registrar under the Indenture) or at the Principal Office of a duly appointed Authenticating Agent (the "Authenticating Agent," which term includes any successor Authenticating Agent under the Indenture), duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar or such Authenticating Agent, as the case may be, and executed by the Registered Holder hereof or his attorney duly authorized in writing, with signature guarantees satisfactory to the Note Registrar or such Authenticating Agent, as the case may be. Thereupon the Corporation shall execute and the Trustee or the Authenticating Agent, as the case may be, shall authenticate and deliver, in exchange for this Note, one or more new fully registered Notes in the name of the transferee, of an authorized denomination, in aggregate principal amount equal to the principal amount of this Note, of the same series and bearing interest at the same rate. This Note may also be exchanged for one or more other Notes of the same series upon surrender hereof at the Principal Office of the Note Registrar or the Principal Office of an Authenticating Agent. No Authenticating Agent will be initially appointed with respect to the Series 2000-1A [B] Notes. Notwithstanding the A-8 foregoing provisions of this paragraph, no Series 2000-1A [B] Note shall be required to be transferred, (i) during a period beginning at the opening of business fifteen days before any selection of Series 2000-1A [B] Notes for redemption and ending at the close of business on the day of such selection, or
(ii) if such Series 2000-1A [B] Note has been selected for redemption in whole or in part.

          The Corporation may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

          The Corporation, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Corporation may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Corporation, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

          IT IS HEREBY CERTIFIED, RECITED, COVENANTED AND DECLARED that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

          This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

          IN WITNESS WHEREOF, the Corporation has caused this Note to be executed in its name by the manual signatures of its President and Secretary.

Dated:__________________

                                           EDUCATION LOANS INCORPORATED


                                           _____________________________
                                                    President

                                           _____________________________
                                                     Secretary


                         _____________________________

                         CERTIFICATE OF AUTHENTICATION

          This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

                                           U.S. BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                           By___________________________
                                               Authorized Representative

                       ________________________________

                                  ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ________________________ the within Note and irrevocably appoints ____________________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated _______________________

PLEASE INSERT SOCIAL SECURITY           _________________________________
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE                             NOTICE: The signature to this
                                        assignment must correspond with the
                                        name as it appears upon the face of
____________________________            the within Note in every particular,
                                        without any alteration whatsoever.


SIGNATURE GUARANTEED:

___________________________________

                                   EXHIBIT B
                                   ---------


                         FORM OF SERIES 2000-1C NOTES
                         ----------------------------

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         EDUCATION LOANS INCORPORATED

                        STUDENT LOAN ASSET-BACKED NOTE
                          SUBORDINATE SERIES 2000-1C
                                    CLASS B

No. R___                                                               $________


          Stated              Date of Original       Interest
       Maturity Date                Issue              Rate           CUSIP
       -------------          ----------------       --------         -----

       December 1, 2035       December 5, 2000       Variable       _________


REGISTERED HOLDER: CEDE & CO.


PRINCIPAL AMOUNT:


          FOR VALUE RECEIVED, EDUCATION LOANS INCORPORATED, a corporation organized under the laws of the State of Delaware (the "Corporation," which term includes any successor corporation under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the "Registered Holder"), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2000-1 Notes

(as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Series 2000-1 Note Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. in the city in which the Principal Office of the Note Registrar is located on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2000-1 Notes in the aggregate principal amount of $1,000,000 or more, at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. in the city in which the Principal Office of the Paying Agent is located on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, premium, if any, and interest on this Note are payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a special record date for the payment of any such defaulted interest. Such special record date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

          This Note is one of an authorized issue of Notes (the "Notes"), issued and to be issued by the Corporation in one or more series pursuant to an Indenture of Trust, dated as of December 1, 1999 (as supplemented and amended, the "Indenture"), as amended and supplemented by a First Supplemental Indenture of Trust, dated as of December 1, 1999, and a Second Supplemental Indenture of Trust, dated as of December 1, 2000 (the "Second Supplemental Indenture"), each between the Corporation and U.S. Bank National Association, in Minneapolis, Minnesota, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture). As provided in the Indenture, the Notes are issuable in series which may vary as in the Indenture provided or permitted. This Note is one of a series of Class B Notes issued in an aggregate principal amount of $22,000,000 (the "Series 2000-1C Notes"). The Series 2000-1C Notes are issued simultaneously with two series of Class A Notes issued in the aggregate principal amount of $108,200,000 (the "Series 2000-1 Senior Notes" and, together with the Series 2000-1C Notes, collectively referred to herein as the "Series 2000-1 Notes"). The proceeds of the Series 2000-1 Notes will be used by the Corporation to (a) acquire student loan notes incurred under the Higher Education Act and under certain Alternative Loan Programs, (b) fund the Reserve Fund, (c) pay a portion of the interest coming due on the Series 2000-1 Notes and (d) pay Costs of Issuance of the Series 2000-1 Notes. The Series 2000-1 Senior Notes are being issued on a parity, and are equally and ratably secured under the Indenture, with the Corporation's Student Loan Asset-Backed Notes, Senior Series 1999-A and 1999-B, issued under the Indenture as Class A Notes in the original aggregate principal amount of $117,000,000 (the "Prior Senior Notes"), and the Series 2000-1C Notes are being issued on a parity, and are equally and ratably secured under the Indenture, with the Corporation's Student Loan Asset- Backed Notes, Subordinate Series 1999-1C, issued under the Indenture as Class B Notes in the original principal amount of $9,300,000.

          Reference is hereby made to the Indenture, copies of which are on file in the principal corporate trust office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the various classes of Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of, premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Corporation thereunder, payable from such revenues and other moneys thereunder as Senior Obligations, Subordinate Obligations or Class C Notes; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Corporation and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2000-1 Senior Notes are being issued as, and will constitute, Class A Notes under the Indenture. The Series 2000-1C Notes are being issued as, and will constitute, Class B Notes under the Indenture.

          The Notes and Other Obligations are limited obligations of the Corporation, payable solely from the revenues and assets of the Corporation pledged therefor under the Indenture, including certain notes evidencing Student Loans and the proceeds of the Corporation's bonds, notes or other evidences of indebtedness, if any, issued with respect to the Notes.

          The Series 2000-1C Notes constitute Class B Notes under the Indenture which are subordinated in right of payment, the direction of remedies and certain other matters in accordance with the terms of the Indenture to the rights of the Holders of Class A Notes issued from time to time under the Indenture (including, without limitation, the Prior Senior Notes and the Series 2000-1 Senior Notes) and Other Senior Beneficiaries thereunder. A failure to pay principal of, premium, if any, or interest on this Class B Note will not constitute an Event of Default under the Indenture if any Senior Obligation is Outstanding.

          Interest payable on this Note shall be computed on the basis of actual days elapsed and accrue daily from the date hereof (on the basis of a 360-day year), and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Series 2000-1 Note Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

          The unpaid principal amount hereof from time to time outstanding shall bear interest at a Series 2000-1 Note Auction Rate, as described below, payable on each Interest Payment Date and at the Maturity hereof, such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

          During the Initial Interest Period, this Note shall bear interest at the Series 2000-1 Note Initial Interest Rate. Thereafter until an Auction Period Adjustment, if any, this Note shall bear interest at a Series 2000-1 Note Auction Rate based on an Auction Period that shall generally consist of 28 days, all as determined in the Second Supplemental Indenture.

          The Series 2000-1 Note Auction Rate to be borne by this Note after the Initial Interest Period for each Auction Period until an Auction Period Adjustment, if any, shall be the lesser of (i) the Net Loan Rate in effect for such Auction Period, (ii) the Auction Rate determined in accordance with the applicable provisions of the Second Supplemental Indenture and (iii) the Series 2000-1 Note Auction Rate Limitation.

          In no event shall the Series 2000-1 Note Auction Rate on this Note exceed the Series 2000-1 Note Auction Rate Limitation.

          The Interest Period, including, without limitation, an Auction Period, the applicable Series 2000-1 Note Auction Rate, the method of determining the applicable Series 2000-1 Note Auction Rate on each of the Series 2000-1C Notes and the Auction Procedures related thereto, including, without limitation, required notices thereof to the Holders or Existing Holders of the Series 2000-1 Senior Notes, an Auction Period Adjustment, a change in the Auction Date and the Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of the Second Supplemental Indenture and the Auction Agent Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

          If the Auction Rate for the Series 2000-1C Notes is greater than the Net Loan Rate, then the Series 2000-1 Note Auction Rate applicable to the Series 2000-1 Notes for that Interest Period will be the Net Loan Rate. If the Series 2000-1 Note Auction Rate applicable to the Series 2000-1C Notes for any Interest Period is the Net Loan Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to the Series 2000-1C Notes for such Interest Period. Such Carryover Amount shall bear interest calculated at a rate equal to One- Month LIBOR from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated until paid. For purposes of this Note, any reference to "principal" or "interest" herein shall not include within the meaning of such words Carry-Over Amount or any interest accrued on any such Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series 2000-1C Note by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to each Holder's Series 2000-1C Note, which written notice may accompany the payment of interest by check made to each such Holder on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first class mail, postage prepaid, to each such Holder at such Holder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series 2000-1C Note has been redeemed or has been deemed no longer Outstanding under the Second Supplemental Indenture (after which no Carry-Over Amount shall be paid with respect to a Series 2000-1C Note),
(i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on such Series 2000-1C Note on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (l) the Eligible Carry-Over Make- Up Amount with respect to such Interest Period is greater than zero, and (2) moneys are available pursuant to the terms of the Second Supplemental Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is cancelled.

          The Carry-Over Amount for the Series 2000-1C Notes shall be paid by the Trustee on Outstanding Series 2000-1C Notes on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) moneys in the Surplus Account are available on such Interest Payment Date for transfer to the Interest Account for such purpose in accordance with the applicable provisions of the Indenture, after taking into account all other amounts payable from the Surplus Fund on such Interest Payment Date. Any Carry-Over Amount (and any interest accrued thereon) which is unpaid as of an Interest Payment Date with respect to any Series 2000-1C Note, which Series 2000-1C Note is to be redeemed or deemed no longer Outstanding under the Second Supplemental Indenture on such Interest Payment Date, shall be paid to the Holder thereof on such Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of the preceding clause
(b); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on such Interest Payment Date shall be cancelled with respect to such Series 2000-1C Note on such Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date or Dates, as necessary, for a subsequent Interest Period or Periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 2000-1C Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series 2000-1C Note of the Carry-Over Amount remaining unpaid on such Series 2000-1C Note.

          The Interest Payment Date in such subsequent Interest Period on which such Carry-Over Amount for the Series 2000-1C Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount in the same manner as, and from the same Account from which, it pays interest on the Series 2000-1C Notes on an Interest Payment Date.

          By purchasing Series 2000-1C Notes, whether in an Auction or otherwise, each purchaser of the Series 2000-1C Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described in the Second Supplemental Indenture, (ii) to have its beneficial ownership of the Series 2000-1C Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request. So long as the ownership of Series 2000-1C Notes is maintained in Book- Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series 2000-1C Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2000-1C Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker- Dealer or its Participant advises the Auction Agent of such transfer.

          The determination of a Series 2000-1 Note Interest Rate by the Auction Agent or any other authorized Person pursuant to the provisions of the Second Supplemental Indenture shall be conclusive and binding on the Holders of the Series 2000-1C Notes to which such Series 2000-1 Note Interest Rate applies, and the Corporation and the Trustee may rely thereon for all purposes.

          Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the date of issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

          Subject to compliance with the provisions of the Indenture relating to certain asset requirements, Outstanding Series 2000-1 Notes shall be redeemed, in part, on the first regularly scheduled Interest Payment Date occurring after April 2, 2001 for which notice can be given in accordance with the requirements of the Second Supplemental Indenture, at a Redemption Price equal to 100% of the principal amount of Series 2000-1 Notes so redeemed, from proceeds of the Series 2000-1 Notes constituting a portion of the Balance of the Acquisition Fund that have not been used to acquire Eligible Loans and from that portion of the Reserve Fund which, if left in the Reserve Fund upon such redemption, would cause the Balance in the Reserve Fund to exceed the Reserve Fund Requirement, calculated giving effect to such redemption.

          Subject to compliance with the provisions of the Indenture relating to certain asset requirements, Outstanding Series 2000-1C Notes shall be redeemed on any regularly scheduled Interest Payment Date, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof to be redeemed, from that portion of the balance of the Series 2000-1 Surplus Subaccount that has been on deposit therein for at least 12 months, has not been used to acquire Student Loans and as to which the Corporation has failed to certify to the Trustee is necessary to pay debt service on the Outstanding Notes or on Outstanding Other Obligations, Carry-Over Amounts, including accrued interest thereon, with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund.

          Subject to compliance with the provisions of the Indenture relating to certain asset requirements and certain other requirements, Outstanding Series 2000-1C Notes may, at the option of the Corporation, be redeemed on any regularly scheduled Interest Payment Date, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof to be redeemed, from amounts credited to the Retirement Account for such purpose.

          If not all Series 2000-1 Notes are to be redeemed, the particular Series 2000-1 Notes to be redeemed are to be selected as provided in the Indenture.

          Notice of redemption shall be given by first-class mail mailed at least 15 days before the Redemption Date to each Holder of Series 2000-1C Notes to be redeemed at his last address appearing on the Note Register; but no defect in or failure to give such notice of redemption shall affect the validity of proceedings for redemption of any Note not affected by such defect or failure. All Series 2000-1C Notes so called for redemption will cease to bear interest on such Redemption Date, provided funds for their redemption have been duly deposited, and, except for the purpose of payment, shall no longer be protected by the Indenture and shall not be deemed Outstanding thereunder.

          It is provided in the Indenture that Series 2000-1C Notes of a denomination larger than $50,000 may be redeemed in part ($50,000 or an integral multiple thereof) and that upon any partial redemption of any such Series 2000-1C Note the same shall be surrendered in exchange for one or more new Notes of the same series in authorized form for the unredeemed portion of principal.

          If provision is made for the payment of principal of, premium, if any, and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

          If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Corporation with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Class A Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Class B Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Class A Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Class B Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          This Note is transferable by the Registered Holder hereof upon surrender of this Note for transfer at the Principal Office of the Note Registrar (which shall be the Trustee unless and until an Authenticating Agent becomes the Note Registrar under the Indenture) or at the Principal Office of a duly appointed Authenticating Agent (the "Authenticating Agent," which term includes any successor Authenticating Agent under the Indenture), duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar or the Authenticating Agent, as the case may be, and executed by the Registered Holder hereof or his attorney duly authorized in writing, with signature guarantees satisfactory to the Note Registrar or the Authenticating Agent, as the case may be. Thereupon the Corporation shall execute and the Trustee or the Authenticating Agent, as the case may be, shall authenticate and deliver, in exchange for this Note, one or more new fully registered Notes in the name of the transferee, of an authorized denomination, in aggregate principal amount equal to the principal amount of this Note, of the same series and bearing interest at the same rate. This Note may also be exchanged for one or more other Notes of the same series upon surrender hereof at the Principal Office of the Note Registrar or the Principal Office of an Authenticating Agent. No Authenticating Agent will be initially appointed with respect to the Series 2000-1C Notes. Notwithstanding the foregoing provisions of this paragraph, no Series 2000-1C Note shall be required to be transferred, (i) during a period beginning at the opening of business fifteen days before any selection of Series 2000-1C Notes for redemption and ending at the close of business on the day of such selection, or (ii) if such Series 2000-1C Note has been selected for redemption in whole or in part.

          The Corporation may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

          The Corporation, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Corporation may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Corporation, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

          IT IS HEREBY CERTIFIED, RECITED, COVENANTED AND DECLARED that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

          This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

          IN WITNESS WHEREOF, the Corporation has caused this Note to be executed in its name by the manual signatures of its President and Secretary.

Dated: __________________________
                                             EDUCATION LOANS INCORPORATED


                                             _____________________________
                                                        President


                                             _____________________________
                                                       Secretary



                   ________________________________________



                         CERTIFICATE OF AUTHENTICATION

          This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

                                             U.S. BANK NATIONAL ASSOCIATION,
                                              as Trustee

                                             By__________________________
                                                Authorized Representative

                          __________________________


                                  ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ________________________ the within Note and irrevocably appoints ____________________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated  _______________________

PLEASE INSERT SOCIAL SECURITY                     ___________________________
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE                                       NOTICE: The signature to this
                                                  assignment must correspond
                                                  with the name as it appears
                                                  upon the face of the
_____________________________                     within Note in every
                                                  particular, without any
                                                  alteration whatsoever.

SIGNATURE GUARANTEED:


______________________________________

                                   EXHIBIT C
                                   ---------

                          NOTICE OF A PAYMENT DEFAULT
                          ---------------------------

                         EDUCATION LOANS INCORPORATED
                        STUDENT LOAN ASSET-BACKED NOTES
                           SENIOR SERIES 2000-1A [B]
                         [SUBORDINATE SERIES 2000-1C]


          NOTICE IS HEREBY GIVEN that a Payment Default has occurred and not been cured with respect to the Notes identified above. Determination of the Series 2000-1 Note Interest Rate pursuant to the Auction Procedures will be suspended. The Series 2000-1 Note Interest Rate on the Series 2000-1A [B][C] Notes for each Auction Period commencing after the date of Payment Default will equal the Non-Payment Rate as it is determined by the Trustee on the first day of such Auction Period.

          Terms used herein have the meanings set forth in the Second Supplemental Indenture of Trust relating to the above-referenced Notes.

Dated: ______________________                U.S. BANK NATIONAL ASSOCIATION,
                                              as Trustee



                                             By: ___________________________

                                   EXHIBIT D
                                   ---------

                       NOTICE OF CURE OF PAYMENT DEFAULT
                       ---------------------------------

                         EDUCATION LOANS INCORPORATED
                        STUDENT LOAN ASSET-BACKED NOTES
                           SENIOR SERIES 2000-1A [B]
                         [SUBORDINATE SERIES 2000-1C]


          NOTICE IS HEREBY GIVEN that a Payment Default with respect to the Notes identified above has been waived or cured. The next Interest Payment Date is _________________ and the next Auction Date is _____________________________.

          Terms used herein have the meanings set forth in the Second Supplemental Indenture of Trust relating to the above-referenced Notes.

Dated: _______________________               U.S. BANK NATIONAL ASSOCIATION,
                                              as Trustee



                                             By: ______________________________

                                   EXHIBIT E
                                   ---------

                 NOTICE OF PROPOSED AUCTION PERIOD ADJUSTMENT
                 --------------------------------------------

                         EDUCATION LOANS INCORPORATED
                        STUDENT LOAN ASSET-BACKED NOTES
                           SENIOR SERIES 2000-1A [B]
                         [SUBORDINATE SERIES 2000-1C]

          Notice is hereby given that EDUCATION LOANS INCORPORATED proposes to change the length of one or more Auction Periods with respect to the Notes identified above, pursuant to the Second Supplemental Indenture of Trust relating to such Notes (the "Second Supplemental Indenture"), as follows:

          1. The change shall take effect on the Interest Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the "Effective Date").

          2. The Auction Period Adjustment in Paragraph 1 shall take place only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, a certificate from the Market Agent, as required by the Second Supplemental Indenture authorizing the change in length of one or more Auction Periods and (B) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

          3. If the condition referred to in (A) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred to in (B) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Auction Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

          4. It is hereby represented, upon advice of the Auction Agent for the Notes described herein, that there were Sufficient Bids for such Notes at the Auction immediately preceding the date of this Notice.

          Terms used herein have the meanings set forth in the Second Supplemental Indenture.

Dated: ____________________________          EDUCATION LOANS INCORPORATED



                                             By: ___________________________

                                   EXHIBIT F
                                   ---------

                 NOTICE ESTABLISHING AUCTION PERIOD ADJUSTMENT
                 ---------------------------------------------

                         EDUCATION LOANS INCORPORATED
                        STUDENT LOAN ASSET-BACKED NOTES
                           SENIOR SERIES 2000-1A [B]
                         [SUBORDINATE SERIES 2000-1C]

          Notice is hereby given that EDUCATION LOANS INCORPORATED hereby establishes new lengths for one or more Auction Periods with respect to the Notes identified above pursuant to the Second Supplemental Indenture of Trust relating to such Notes (the "Second Supplemental Indenture"):

          1.   The change shall take effect on _____________________________, in
Interest Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the "Effective Date").

          2. For the Auction Period commencing on the Effective Date, the Interest Payment Date shall be __________________________, or the next succeeding Business Day if such date is not a Business Day.

          3. For Auction Periods occurring after the Auction Period the Interest Payment Dates shall be [___________________ (date) and every ________________ (number) _______________________ (day of week) thereafter]
[every (number) (day of week) after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in Section 11 of the Second Supplemental Indenture.

          4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the Second Supplemental Indenture and our prior notice dated ______________________ regarding the proposed change.

          Terms used herein have the meanings set forth in the Second Supplemental Indenture.

Dated: ___________________________           EDUCATION LOANS INCORPORATED


                                             By: ___________________________

                                   EXHIBIT G
                                   ---------

                       NOTICE OF CHANGE IN AUCTION DATE
                       --------------------------------

                         EDUCATION LOANS INCORPORATED
                        STUDENT LOAN ASSET-BACKED NOTES
                           SENIOR SERIES 2000-1A [B]
                         [SUBORDINATE SERIES 2000-1C]

          Notice is hereby give by Salomon Smith Barney Inc., as Market Agent for the Notes identified above, that, with respect to such Notes, the Auction Date is hereby changed as follows:

          1. With respect to such Notes, the definition of "Auction Date" shall be deemed amended by substituting " ____________________ (number) Business Day" in the third and fourth lines thereof and by substituting
"_____________________ (number) Business Days" for "two (2) Business Days" in subsection (d) thereof.

          2. This change shall take effect on _______________________, which shall be the Auction Date for the Auction Period commencing on
________________________.

          3. The Auction Date for such Notes shall be subject to further change hereafter as provided in the Second Supplemental Indenture of Trust relating to such Notes (the "Second Supplemental Indenture").

          Terms used herein have the meanings set forth in the Second Supplemental Indenture.

Dated: __________________________
                                             SALOMON SMITH BARNEY INC., as
                                              Market Agent


                                             By: __________________________

                                  EXHIBIT H-1
                                  -----------


               [List of EdLinc Student Loan Purchase Agreements]

                                     H-1-1

                                  EXHIBIT H-2
                                  -----------


            [List of GOAL Funding Student Loan Purchase Agreements]

                                     H-2-1